EXPLANATORY NOTE

Post-Qualification Amendment #1 to the Form 1A/A for the Offering Circular first filed on December 10, 2024, Form 1A/A Amendment #1 filed on February 12, 2025 and Form 1A/A Amendment #2 filed on March 17, 2025 and qualified on March 24, 2025 for Spark Fund One, LLC (File No. 024-12545). This Post-Qualification Amendment #1 incorporates five (5) changes and updated financial statements subsequent to the initial qualified Form 1-A/A. Issuer has (1) registered a trade name for doing business as BUILT Industrial Fund One, (2) changed FINRA-registered broker-dealer, (3) changed transfer agent administering the subscription process and securities sales, (4) changed escrow agent facilitating the subscription process and securities sales, and (5) identified the removal of the position of Vice President of Real Estate & Development in the Company’s Manager. Issuer also includes herein audited financial statements for fiscal year 2024 and unaudited interim financial statements for the period starting January 1, 2025 and ending June 30, 2025 with discussion thereof in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section.

The information included in this filing amends the Offering Statement and the offering circular contained therein. No additional securities are being qualified under this Post-Qualification Amendment #1 and no material changes are being made to the Offering Statement, other than those summarized above and to include updated financial statements.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A POS Offering Circular

Regulation A Tier 2 Offering

Form 1-A POS
Post-Qualification Amendment #1

Offering Circular

 For

SPARK FUND ONE, LLC

A Wyoming Limited Liability Company

dba BUILT Industrial Fund One, LLC

February 10, 2026

SECURITIES OFFERED	:	Equity in the form of LLC membership interests denominated as Class A Units.
MAXIMUM OFFERING AMOUNT	:	$ 75,000,000.00 for 75,000,000.0 Class A Units
MINIMUM OFFERING AMOUNT	:	$ 1,000,000.00 for 1,000,000.0 Class A Units
MINIMUM INVESTMENT AMOUNT	:	$ 500.00 for 500.0 Class A Units per Investor
CONTACT INFORMATION	:	Spark Fund One, LLC Kyle McDonald, CFO 350 Westfield Road, Suite 400 Noblesville, Indiana 46060 Phone: (317) 582-6200

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Spark Fund One, LLC (the “Company” or “Issuer”) is a Wyoming limited liability company formed on September 17, 2024 (see Exhibit 2, Articles of Organization). The Company filed an Application for Registration of Trade Name in the State of Wyoming to identify and operate under the name “BUILT Industrial Fund One, LLC” on January 6, 2026 (see Exhibit 2b, Application for Registration of Trade Name). The purpose of the Company is to invest in opportunistic developments, acquisitions and operations focusing on, but not limited to, senior living properties, multifamily and age-restricted apartments, industrial facilities, and storage facilities identified by our Manager, Vita Asset Management, LLC.

The Company is offering by means of this offering circular (the “Offering Circular”), equity in the form of Class A LLC Membership Interests denominated as Class A Units (the “Units,” or in the singular, a “Unit”) on a best-efforts basis to those who meet the investor suitability standards (the “Investor(s)”) as set forth herein. See “Investor Suitability Standards” below.

The minimum investment amount per Class A Investor is five hundred dollars ($500.00), in exchange for five hundred (500.0) Class A Units. The Company does not intend to list the Class A Units for trading on any exchange or other trading market, no market for the Company Units may exist in the future and any transfer of the Class A Units requires the prior written authorization of the Manager based upon the discretion of the Manager. See “Securities Being Offered” below.

The Company is managed by a manager, Vita Asset Management, LLC, an Indiana limited liability company (the “Manager”). The Company intends to use the proceeds of this Offering (the “Proceeds”) to fund Company investments in opportunities sourced by the Manager.

Sales of the Class A Units pursuant to this post-qualification amended Regulation A Tier 2 Offering (the “Offering”) will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate (the “Offering Termination Date”), (b) the date upon which all Units have been sold, or (c) exactly twelve (12) months after the Effective Date of this post-qualification amendment (the “Offering Period”).

The Company will offer Class A Units via the website sparkfund1.vitainvest.com (the “Platform”) on a continuous and ongoing basis. Rialto Markets, LLC. (“Rialto”), a FINRA broker-dealer, will act as the administrative broker-dealer for this Offering. Proceeds from this Offering will be held in escrow until the Minimum Offering Amount of one million dollars ($1,000,000) is met. As of the date of this Offering Circular, the escrow account is administered by North Capital Private Securities Corporation (“North Capital”) and the Company has engaged Rialto Markets Transfer Services LLC (“Rialto MTS”) as the transfer agent for this Offering. In the event proceeds from this Offering do not exceed the Minimum Offering Amount at either (i) the Offering Termination Date, or (ii) the end of the Offering Period, the Company shall promptly return all funds received from subscribers to the Offering without deduction and the Company intends to return the subscriber’s funds within ten (10) business days following either the Offering Termination Date or the end of Offering Period, respectively. See “Plan of Distribution” below.

Persons who purchase Class A Units will be members of the Company subject to the terms of the Operating Agreement of the Company (“Members” or in the singular a “Member”) and will hereinafter be referred to as “Investors” or in the singular an “Investor.” The Company intends to use the proceeds of this Offering (“Proceeds”) to commence operations and execution of the Company’s business plan. The acceptance of Investor funds may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. There are no selling securityholders in this Offering.

Prior to this Offering, there has been no public market for the Class A Units, and none is expected to develop. The Offering price for a Class A Unit is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Company Units on any securities market. The Manager and Affiliates will receive compensation and income from the Company and these transactions may involve certain conflicts of interest. See “Risk Factors,” “Compensation of Officers and the Manager” and “Conflicts of Interest” below. Investing in the Units is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “Risk Factors” below. There are material income tax risks associated with investing in the Company that prospective investors should consider. See “Federal Tax Treatment” below.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Class A Units immediately upon qualification of this Offering by the SEC.

OFFERING PROCEEDS TABLE

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company***	Proceeds to other Persons****
Amount to be Raised per Unit	$1.00	$0.01	$0.99	$0.00
Minimum Investment Amount Per Investor	$500.00	$5.00	$495.00	$0.00
Minimum Offering Amount	$1,000,000.00	$10,000.00	$990,000.00	$0.00
Maximum Offering Amount	$75,000,000.00	$750,000.00	$74,250,000.00	$0.00

*The Offering price of a Class A Unit to Investors was arbitrarily determined by the Manager.

** The Company is not using an underwriter for the sale of the Units. The commissions listed are those for Rialto Markets LLC (“Rialto”), a FINRA broker-dealer, acting as an administrative broker-dealer for this Offering on a best-efforts basis. Rialto will receive a one percent (1%) commission on the sales of the Units for a total maximum sales compensation amount to Rialto of $750,000.

*** Units will be offered and sold directly by the Company, the Manager and the Manager’s respective members, Officers and employees. No commissions for selling Units will be paid to the Company the Manager or the Manager’s respective members, Officers or employees.

**** There are no selling securityholders in this Offering. As compensation for the time and effort involved in organizing the Company and related tasks, the Company shall pay the Manager an Organizational Fee equaling fifty thousand dollars ($50,000.00) upon the successful raising of one million dollars ($1,000,000.00), the Minimum Offering Amount. See “Compensation of Officers and the Manager” below.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Company’s Operating Agreement, a copy of which is attached hereto as Exhibit 3 and should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail and control, and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying document.

The Company intends to operate in Noblesville, Indiana. See “Description of the Business” below.

COMPANY INFORMATION AND BUSINESS	Spark Fund One, LLC is a Wyoming limited liability company with a principal place of business located at 350 Westfield Road, Suite 400, Noblesville, Indiana 46060. The Company registered the trade name and anticipates identifying, marketing and doing business as BUILT Industrial Fund One, LLC. Through this Offering, the Company is offering equity in the Company in the form of Class A Units on a “best-efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein. See “Investor Suitability Standards.” As further described in the Offering Circular, the Company has been organized to fund Company investments made in conjunction with additional institutional real-estate investors in real property opportunities sourced by the Manager, Vita Asset Management, LLC.
MANAGEMENT	The Company is a manager-managed limited liability company. The Manager is an Affiliate, Vita Asset Management, LLC, an Indiana limited liability company. All investment and operating decisions as well as the day-to-day management of all Company activity is vested solely in the Manager.
THE OFFERING	This Offering is the first capital raise by the Company in its history. The Company is exclusively selling equity in the form of LLC membership interests, denominated as Class A Units. The Company will use the Proceeds of this Offering to begin operations and execution of the Company business plan.
SECURITIES BEING OFFERED

The Class A Units are being offered at a purchase price of one dollar ($1.00) per Class A Unit. The Minimum Investment is five hundred dollars ($500.00) for five hundred (500.0) Class A Units per Investor. Upon purchase of the Class A Units, a Member is granted certain rights detailed in the “Securities Being Offered” section below.

The Units are non-transferrable without the prior written consent of Manager except in limited circumstances, and no market is expected to form with respect to the Units.

COMPENSATION TO MEMBERS/MANAGER

Neither the Members nor the Manager of the Company will be compensated through commissions for the sale of the Class A Units through this Offering.

Class A Members will receive a preferred return of eight percent (8%) per annum on unreturned invested capital, seventy percent (70%) of net distributable proceeds until all capital contributions are returned and seventy percent (70%) of net distributable proceeds for the remaining life of the Company. After the Class A Member preferred return is paid, the Class B Members will receive thirty percent (30%) of the Company’s net distributable proceeds for the life of the Company. See Exhibit “1” of the Operating Agreement for Preferred Allocations and Distributions from Net Distributable Proceeds.

The Manager will be compensated by the Company through an Organizational Fee, Asset Management Fee, and Asset Disposition Fee and potentially compensated, each levied in Manager’s sole discretion, through an Asset Acquisition Fee, Credit Facility Guarantee Fee and Project Development Fee. See “Compensation of the Manager and Affiliates” below for a more comprehensive description of these fees.

PRIOR EXPERIENCE OF COMPANY MANAGEMENT	The Manager, Vita Asset Management, LLC, was formed in July 2023. The members of Manager and its executive team are experienced real estate professionals and, through positions with current and prior companies, have successfully engaged in related real estate development and management activities in excess of twenty (20) years and have taken two (2) companies public through an Initial Public Offering (IPO) process. See also “Officers and Significant Employees” below.
INVESTOR SUITABILITY STANDARDS

The Class A Units will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser.” A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described immediately below.

Each person purchasing Units will be subject to the terms of the Operating Agreement, a copy of which is provided in Exhibit 3.

Each person or entity acquiring Class A Units may be required to represent that he, she, or the entity is purchasing the Units for his, her, or the entity’s own account for investment purposes and not with a view to resell or distribute these securities.

Each prospective Purchaser of Class A Units may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Units is an Accredited Investor, if such is claimed by the Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested in the Company through the purchase of Class A Units. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Units cannot be more than ten percent (10%) of the greater of the purchaser’s (1) annual income or net worth, if purchaser is a natural person; or (2) revenue or net assets for the Purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review to review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Units.

COMMISSIONS FOR SELLING Membership Interests

The Class A Units will be offered and sold directly by the Company, the Manager, and the Members, Directors, Officers and employees of the Manager. No commissions will be paid to the Company, Manager, the Members, Directors, Officers or employees of the Manager for selling the Units.

Rialto is the FINRA member administrative broker dealer for this Offering and will charge a one percent (1%) fee on the aggregate sales of Class A Units, up to seven hundred fifty thousand dollars ($750,000) if the Maximum Offering Amount of seventy-five million dollars ($75,000,000) is met.

NO LIQUIDITY	There is no public market for the Class A Units, and none is expected to develop. Additionally, the Class A Units will be non-transferable, except as may be permitted in the Operating Agreement or required by law, and will not be listed for trading on any exchange or automated quotation system. See “Risk Factors” and “Securities Being Offered” below. The Company will not facilitate or otherwise participate in the secondary transfer of any Units. Prospective Investors are urged to consult their own legal advisors with respect to secondary trading or transfer of the Units. See “Risk Factors” below.
CONFLICTS OF INTEREST

Owners of the Manager of the Company are also owners and managers of a development firm that will be managing the development of and overseeing construction work on the Company’s assets. Owners of the Manager of the Company are also owners of a property management company that may manage property operations on behalf of the Company. See “Affiliates” and “Conflicts of Interest” below.

COMPANY EXPENSES

Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the costs associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company’s tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the acquisition, holding, development, leasing, and management of real estate property and costs and expenses associated with the disposition of real estate property.

FORWARD LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “pro forma,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” “targeted” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Class A Units of the Company pursuant to the Subscription Agreement, attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Class A Units to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Class A Units pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Class A Units, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Class A Units less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Class A Units are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Interests does not represent more than ten percent (10%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Interests are offered hereby and sold to Investors that meet one of the two categories above, to qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who:

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year, or

(ii) Has a net worth over $1,000,000, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include:

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisors Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) under the Investors Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any director or executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(v) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of the Securities Act;

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above;

(vii) Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

(viii) Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000;
(ii)	That is not formed for the specific purpose of acquiring the securities offered; and
(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

(ix) Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements defined in the immediately preceding criterion and whose prospective investment in the issuer is directed by such family office pursuant to the “family office” sub-criterion (c) above; and,

(x) Any entity, of a type not listed in criteria (i), (ii), (iii), (v) or (vi) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 where “investments” for the purposes of this criterion is defined in Rule 2a51-1(b) under the Investment Company Act (17 CFR 270.2a51-1(b)).

Each prospective purchaser of Class A Units may be required to furnish such information as the Company may demand to determine whether any person or entity purchasing Class A Units is an Accredited Investor.

RISK FACTORS

The Company commenced preliminary business development operations on September 17, 2024 and is organized as a limited liability company under the laws of the State of Wyoming. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of real estate and operations of a senior living community, in a competitive industry. There is a possibility that the Company could sustain losses in the future.

There can be no assurances that the Company will operate profitably. An investment in the Class A Units involves a number of risks. Investors should carefully consider the following risks and other information in this Offering Circular before purchasing Units. Without limiting the generality of the foregoing, Investors should consider, among other things, the following risk factors:

Inadequacy Of Funds

Gross Offering Proceeds up to seventy-five million dollars ($75,000,000.00) may be realized. Company’s Manager believes that such Proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of its business plan for the acquisition, development, operation and management of real property assets. If only a fraction of this Offering is sold, or if certain assumptions contained in Company Manager’s business plans prove to be incorrect, Company may have inadequate funds to fully develop its business in accordance with its business model and may need debt financing or other capital investment to fully implement its business plans. Furthermore, if the funds raised through this Offering are inadequate, the percentage ownership of an Investor may be reduced in the future if the Company is required to raise additional capital through the issuance of additional units with rights and preferences as determined in the sole discretion of the Company.

Dependence On Manager

In the early stages of development, the Company’s business will be significantly dependent on the experience, knowledge, skills and abilities of Company’s Manager and the Manager’s Members, Officers and employees. The loss of the Manager or any of Manager’s Members, Officers or employees could have a material adverse effect on the Company.

Limited Operating History Which Makes Future Performance Difficult to Predict

The Company has limited operating history. You should consider an investment in Class A Units of this Offering in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. The Company will have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in Company bankruptcy or other event which would have a material adverse effect on the Company and its Investors. There can be no assurance that Company will achieve its investment or operating objectives.

Investors Should Seek Their Own Independent Counsel

Investors in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and Affiliates. The terms of our Operating Agreement, including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates, were not negotiated at arm’s length. Potential investors are advised to seek the opinions of independent legal and tax counsel prior to investing in the Company. (See also “Conflicts of Interest” below.)

Company is Not Subject to Sarbanes-Oxley Regulations and May Lack the Financial Controls and Procedures of Public Companies

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes-Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations and financial conditions.

Sensitivity to General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s real estate assets, cause an increase in vacancy rates, cause a reduction in rental rates or purchase prices for residential or commercial property, increase maintenance and management costs, and reduce overall demand for Company products or services. The Company has no control over these general economic conditions and changes.

Possible Fluctuations in Company Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including many factors that are not in the control of the Company. Some factors that may contribute to operating result fluctuations include, but are not limited to: purchasing patterns of senior citizens; senior living amenity demands; competitive substitute-residential unit pricing; debt service requirements; debt principal-reduction payments, real estate market variances in sales prices, capitalization rates, and future rental rates; market rates may negatively affect property values; credit risks that property residents may default on payments; elevated vacancy rates; potential liabilities associated with accidents that could happen on the premises of any Company-related property; inability to obtain favorable financing; market illiquidity for Company assets; and general economic conditions. Consequently, Company revenues and expenses may vary by fiscal quarter, and the Company’s operating results may experience fluctuations.

Risks Of Borrowing and Indebtedness

Since the Company is likely to incur or utilize debt in the execution of the business plan, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. There is no guarantee that Company will be able to refinance outstanding indebtedness or refinance the indebtedness at terms that are advantageous or acceptable to Company. Typical loan agreements also might contain restrictive covenants which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of the Company. A judgment creditor would have the right to foreclose on any of Company’s assets resulting in a material adverse effect on its business, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Changes to Execution of The Business Plan Possible

The Company Manager’s business plan will focus on the senior living markets and that focus may change. The Company’s primary business endeavor of investing in the development of housing for senior citizens and their various levels of needs and assistance is capital intensive and may be subject to statutory or regulatory requirements as well as variable market conditions. Company’s Manager believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the background, experience, knowledge, skills, and abilities of the Company’s Manager, Manager’s Members, Officers, employees and advisors. Company’s Manager reserves the right to make significant modifications to the Company’s stated investment strategies and business operations depending on future events.

Management Discretion as To Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under the “Use of Proceeds” section. The Company and Company’s Manager reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Members in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Manager with respect to application and allocation of the net proceeds of this Offering. Investors in the Units offered hereby will be entrusting their funds to the Company’s Manager, upon whose judgment and discretion the Investors must depend.

Control By Management and Exclusive to Manager

The Company’s Manager and the Members, Officers and employees of Manager possess exclusive control on investment decisions, operations, management and the day-to-day activities of the Company. Investors in this Offering will have no control or input in determining the investment strategies implemented by Manager, the operations or day-to-day activities of the Company. The Manager may change investment strategies or operations from time-to-time at the sole discretion of the Manager without input of Investors and no assurances can be given that such a change in investment strategy or operations would not be adverse to the interests of the Investors.

Company's Success Depends on Performance of Co-Investors, Partners, Distributors, Contractors and Suppliers

The Company will be dependent on our co-investors, corporate partners, distributors, contractors and suppliers during the execution of the business plan. The loss of or lack of performance by the Company’s co-investors, corporate partners, distributors, contractors or suppliers that provide key products or services associated with the acquisition, development, construction or operation of a Company property could harm the Company's business, financial condition, cash flow and performance. In the event a project co-investor is unable to timely provide funds in accordance with any investment agreements or construction contracts, Company may be required to provide additional funds to a project or possibly lose its investment in the project if funds are not available and the project is abandoned. Similarly, in the event that a key supplier of either labor or products to the operations of a senior living community were to be unable to perform their duties, Company may experience increased expenses or possibly the inability to operate until the labor or products are replaced. Loss of or non-performance of a co-investor, corporate partner, distributor, contractor or supplier may cause adverse material effect on Company operating results and financial condition. Consequently, you should not invest in the Company unless you are willing to entrust the Company Manager’s selection of co-investors and the selection and contracting of corporate partners, contractors and suppliers to provide key products and services to the Company properties.

Damage to Reputation Could Negatively Impact our Business, Results of Operations and Financial Condition

The Company’s reputation and the quality of our brand, operations and properties are critical to our business success and will be instrumental to our future success as we form and enter into new projects and markets. Any incident that erodes confidence in the Company’s brand, operations or properties could significantly reduce the Company's value and damage our brand, business and future business opportunities. We may be adversely affected by any negative publicity, regardless of its source or accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our brand, performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction. The costs to the Company to correct inaccuracies or attempt to repair any reputational damage to Company’s brand, operations or properties may be significant and require material expenditures over an unknown duration. Reputational damage could result in a material adverse effect on the Company’s brand, business, operating results and financial condition.

Investors Will be Unable to Evaluate Company’s Property Asset Portfolio Prior to Investment

The Company does not own any real property assets prior to or at the time of this Offering. None of the specific real property assets in which the Company will invest in or develop are identified at this time; therefore, any potential Investor is unable to review and evaluate the Company’s property assets portfolio to determine whether to invest in the Company. However, the general business goals of the Company are to invest in real properties and develop them into operating residential campuses or existing real property as further described herein. The Company may later have a specific, identifiable portfolio of real property which Investors may be able to review in accordance with the terms and conditions of the Company’s Operating Agreement.

Company Possesses Right to Change and Mix its Investment Profile

The Company reserves the right, in the sole and absolute discretion of Manager, to modify, change or revise its typical investment profile and the mix of real properties that the Company invests in or otherwise participates in the acquisition, development or operation thereof. Accordingly, Investors have no guarantee, and should not assume that the real property-class mix, investment mix and profile of the Company will not change substantially over time.

Company Property Portfolio May Not Be Diversified

The Company’s potential profitability and our ability to diversify our investments may be limited, both geographically and by the type or size of properties acquired, developed, operated and potential disposed. We will be able to purchase real property or develop additional property only as additional funds are raised to execute the Company’s business plan. Given the limited number of real property assets in the geographic areas we are targeting, our properties may not be well diversified either geographically or by real property class, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes. Similarly, if adverse environmental events occur such as surface water flooding or an extreme high-wind event impact a wide geographic area in which the Company has real property or active projects, the Company may incur material expenses or losses associated with those regional assets. The Company’s performance is therefore linked to economic conditions in the regions in which the Company will acquire, develop and operate properties and in the target market for Company real estate properties generally. Therefore, to the extent that there are adverse economic or environmental conditions in the geographic region in which Company properties are located and the market for the class of real estate properties the Company owns, such adverse conditions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire the Class A Units for investment purposes only and not with a view towards sale or distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Class A Units. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Class A Units sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Company’s Units and no market is expected to develop. Consequently, owners of the Class A Units may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency. Further, additional limitations on any potential or contemplated transfer of Units are expressly defined in the Company’s Operating Agreement.

Broker Dealer Sales of Units

The Company’s Units are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that the Units of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the Company’s Units are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may also affect the ability of Investors to sell their Units in the secondary market.

Long Term Nature of Investment in Company

An investment in the Class A Units of this Offering may be long term and illiquid. As discussed above, the offer and sale of the Class A Units will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Class A Units for their own account as a long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Class A Units must be willing and able to bear the economic risk of their investment in the Company for an indefinite time period. It is likely that any investor will not be able to liquidate their investment in the Class A Units the event of an emergency.

No Current or Expected Future Market for Units

There is no current market for the Class A Units offered in this Offering and no market for Company Units is expected to develop in the near future.

Offering Price

The Offering price of the Class A Units offered was arbitrarily established by the Company, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

Compliance With Securities Laws

The Class A Units are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Wyoming securities laws, and other applicable state securities laws. If the sale of Class A Units were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Units. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Lack Of Firm Underwriter

The Class A Units are offered on a “best efforts” basis by the Company, Manager and Members, Officers and employees of the Manager without compensation and on a “best efforts” basis through a FINRA registered broker-dealer via a Participating Broker-Dealer Agreement with the Company. Accordingly, there is no assurance that the Company, Manager or any FINRA broker-dealer, will sell the maximum Class A Units offered or any lesser amount.

The U.S. Securities and Exchange Commission (SEC) Does Not Pass Upon the Merits of the Securities or the Terms of the Offering, Nor Does the SEC Pass Upon the Accuracy or Completeness of any Offering Document or Literature

You should not rely on the fact that a Form 1-A, filed by the Company to the SEC providing notice of an exempt offering of securities under Regulation A of the Securities Act, is accessible through the U.S. Securities and Exchange Commission’s EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering.

Projections: Forward Looking Information

The Manager has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon factors influencing the business of the Company. The projections are based on the Manager’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which the Manager believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond the Company Manager’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in revenues and costs are necessarily speculative in nature.

In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s target market of additional competitors, the terms and conditions of future capitalization, and the many other risks inherent to the Company’s business. While the Manager believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

The Company’s Success Will Depend Upon the Acquisition and Development of Real Property by Manager, and Manager May be Unable to Consummate Land Acquisition or Development on Advantageous Terms, and the Developed Properties May Not Perform as Expected

The Company intends to acquire, develop, lease, operate and potentially dispose of real property assets. The acquisition of real property entails various risks, including the risks that the real estate assets may not perform as expected, that Company or Manager may be unable to quickly and efficiently integrate new assets into its existing operations and the cost estimates for the development, construction, lease, operation or sale of a new property may prove inaccurate. These risks may result in a material adverse effect on Company’s business, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Reliance on Manager to Select Appropriate Properties and Investments

The Company’s ability to achieve its investment objectives is dependent upon the performance of the Manager’s team in the selection of appropriate real property for acquisition or investment and the development and operation of real properties. Investors in the Class A Units offered will have no opportunity to evaluate the terms of any proposed real property transactions or other economic or financial data concerning Company’s investments. Investors in the Class A Units must rely entirely on the Manager’s knowledge, skill and ability and Manger’s Members, Officers, employees and advisors in their processes related to real property selection and investment.

Company Expects to Invest in Properties Operating in a Highly-Regulated Environment

The Company expects to invest in real properties related to and the development of senior living communities that when being constructed, and thereafter operating, are subject to a wide range of Federal, State, and local laws and regulations. The senior living communities in which the Company intends to invest are highly regulated by government entities and rules including, but not limited to, building departments and construction codes, health codes and food safety inspections, hazardous material identification and storage, pharmaceutical storage and distribution, and health-care personnel licensing. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against the Company, which may adversely impact the Company’s business, results of operations and financial condition.

Competition May Increase Costs and Decrease Rates of Return

The Company may experience competition from other developers of senior living communities and other sophisticated investors supporting or participating in those competing real-property developers and investors. Competition may increase the costs of land, labor and materials for Company investments and decrease the intended lease rates or the potential return on investment of real estate assets developed or owned and operated by the Company. These cost increases or return on investment decreases may result in a material adverse effect on the Company’s business, operating results and financial condition.

Delays in Property Development, Construction or Operations

Delays the Company and Manager may encounter in the development of senior living residential properties or any type of real property include government-related delays such as the permitting, inspection or certificate-of-occupancy processes; construction-related delays such as weather, adverse site conditions and material- or labor-supply disruptions; and finance-related delays such as extended due diligence processes, funding and closing procedures. Delays in initiating or completing any acquisition, development or renovation project or the operations of a Company property could result in a material adverse effect on the Company’s business, operating results and financial condition.

Manager’s Discretion in the Future Disposition or Company’s Exit of Properties or Investments

The Company’s Manager cannot predict with any certainty the various market conditions affecting any Company real property or real estate investments which will exist at any particular time in the future. Due to the uncertainty of various market conditions which may affect the future market value or disposition of any of the Company’s properties, the Company cannot assure the Investor that Company will be able to sell its properties or exit a real property investment at a profit in the future. Accordingly, the timing of liquidation of Company’s real property or real estate investments will be dependent upon fluctuating market conditions, which in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate Investments are Not as Liquid as Other Types of Assets, Which May Reduce Economic Returns to Investors

Real property and real estate investments are not as liquid as other types of investments, and this lack of liquidity may limit the Company Manager’s ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real property and real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income or cash flow from the investments. Thus, Company Manager’s ability at any time to sell or liquidate Company assets or exit a real property investment may be restricted. This lack of liquidity may limit the Company’s ability to vary its portfolio promptly in response to rapid changes in economic financial, investment or other conditions and, as a result, could cause a material adverse effect on the Company’s business, operating results and financial condition.

Company May be Unable to Lease or Sell a Property If or When Manager Decides to Do So, Including as a Result of Uncertain Market Conditions, Which Could Adversely Affect the Return on an Investment in the Company

Company Manager’s ability to lease or sell real properties on advantageous terms depends on factors beyond the Company’s control, including competition from other sellers and investors, and the availability of attractive financing for potential buyers of the Company’s real property assets or investments. The Company cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the properties Company acquires, the Company cannot assure its Investors that Company will be able to lease or sell such properties at a profit in the future. Accordingly, the extent to which the Company’s Members will receive cash distributions and realize potential appreciation on Company’s real estate investments will be dependent upon fluctuating market conditions. Furthermore, Company may be required to expend funds to correct defects or to make improvements before a property can be leased or sold. Company cannot assure the Investors that it will have funds available to correct such defects or to make such improvements. In developing a property, Company may agree to restrictions that prohibit the sale of that property for a specified period or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. These provisions would restrict Company’s ability to sell a property, which in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Illiquidity of Real Estate Investments Could Significantly Impede Company’s Ability to Respond to Adverse Changes in the Company Performance and Harm Company’s Financial Condition

Since real property and real estate investments are relatively illiquid, Company’s ability to promptly sell its assets in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in, or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in local, regional national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. Company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. This lack of liquidity in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Terms of New or Renewal Leases May Result in a Reduction in Income and Valuation

The terms of new or renewal leases at Company properties or real property investments may be less favorable to Company than the initial or preceding lease terms. Certain significant expenditures that Company, as a landlord, may be responsible for, such as loan payments, real estate taxes, utilities and maintenance costs generally are not reduced as a result of a reduction in rental revenues. If lease rates for new or renewal leases are substantially lower than those for the previous leases, Company’s rental income and the real property’s value might suffer a significant reduction. Additionally, Company may not be able to sell the property at the price, on the terms or within the time frame it may seek due to reduction in the lease revenue and operating income. Changes in lease terms at Company real property assets or investments may result in a material adverse effect on the Company’s business, operating results and financial condition.

Company May Be Unable to Lease Company Properties

If properties owned by Company experience a significant decrease in demand for any reason or Company is not able to sufficiently develop and then lease and re-let a significant portion of available and soon-to-be-available residential or commercial space, the Company’s financial condition, results of operations, cash flow, the market value of Company interests and the ability to satisfy debt obligations and make distributions to members could be adversely affected. An inability to lease all or portions of Company real property assets on advantageous terms may result in a material adverse effect on the Company’s business, operating results and financial condition.

Property Acquired by Company May Have Liabilities or Other Encumbrances

Company’s Manager intends to perform appropriate due diligence for each property it acquires, develops and operates or where the Company may possess a financial interest therein through investment. Company also will seek to obtain appropriate representations and indemnities from sellers in respect of such properties or other investments. Company and Manager may, nevertheless, acquire properties or other real property investments that are subject to uninsured liabilities or that otherwise have encumbrances potentially affecting their value. In some instances, Company may have only limited or perhaps even no recourse for any such liabilities or other encumbrances or, if Company has received indemnification from a seller, the resources of such seller may not be adequate to fulfill seller’s indemnity obligation. As a result, Company could be required to resolve or cure any such liability or other encumbrance, and such efforts and expenses could have an adverse effect on Company’s resources or cash flow available to meet other expenses, which in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Company’s Investments May be Subject to Risks from the Use of Borrowed Funds

Company’s Manager expects at various times during business plan execution to develop or acquire real property by borrowing funds. Company and Manager may also incur or increase its indebtedness by obtaining loans secured by certain properties in order to use the proceeds for further development of a property or other Company business purpose. In general, for any particular property, Company and Manager expect that the property’s cash flow will be sufficient to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the property. However, if there is insufficient cash flow from the property, Company may be required to use funds from other sources to make the required debt service payments, which generally would reduce the amount available for distribution to the Company, which in turn would reduce the amount of distributions made to Investors. The incurrence of mortgage indebtedness increases the risk of loss from Company’s investments since one or more defaults on mortgage loans secured by its properties could result in foreclosure of those mortgage loans by the lenders with a resulting loss of Company’s investment in the properties securing the loans. For tax purposes, a foreclosure of one of Company’s properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds Company’s tax basis in the property, Company would recognize a taxable gain as a result of the foreclosure, but it would not receive any cash proceeds as a result of the foreclosure transaction. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term.

At the time a balloon payment is due, Company may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts Company may be able to distribute to its Investors, including the Company, could be reduced, which in turn would reduce the amount available to the Company to distribute to Investors. If interest rates are higher when Company obtains replacement financing for its existing loans, the cash flows from its properties could be materially reduced, which in turn would reduce the amount available to the Company to distribute to Investors. In some instances, Company may only be able to obtain recourse financing, in which case, in addition to the property or other investments securing the loan, the lender may also seek to recover against Company’s other assets for repayment of the debt. Accordingly, if Company does not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of Company’s other assets. This in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Uninsured Losses Relating to Real Property May Adversely Affect Company

Company Manager will attempt to assure that all of Company’s properties are comprehensively insured (including but not limited to liability, fire, and extended coverage) in amounts sufficient to permit replacement in the event of a total loss or cover incurred liabilities, subject to applicable deductibles. However, to the extent of any such deductible is incurred and in the event that any of Company’s properties incurs a casualty loss or operating liability which is not fully covered by insurance, the value of Company’s assets will be reduced by any such loss or liability. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, tornados, hurricanes, riots, mayhem or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to the Company. Further, Company may not have a sufficient external source of funding to repair or reconstruct a damaged property or pay the outstanding liability; there can be no assurance that any such source of funding will be available to Company for such purposes in the future. In the event of a loss or liability not covered by insurance policies could result in a material adverse effect on the Company’s business, operating results and financial condition.

Competition For Real Property Investments May Increase Costs and Reduce Returns

Company Manager will experience competition for real property investments from various sources including individuals, corporations, and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Company will compete against other potential purchasers of high-quality commercial properties leased to credit-worthy tenants, residential properties and developable land, and because of a numerous economic factors, there may be greater competition for the properties of the type in which Company will seek to acquire and develop. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively than the Company. This competition may result in Company paying higher prices to acquire and develop real properties than it otherwise would, or Company may be unable to acquire properties that Manager believes meet its investment objectives and are otherwise desirable investments. Market competition could result in a material adverse effect on the Company’s operating results and financial condition.

In addition, Company properties may be located close to properties that are owned by other real estate investors that compete with Company for tenants or buyers. These competing properties may be better located and more suitable for desirable tenants or buyers than the Company’s properties, resulting in a competitive advantage for these other real properties. This competition may limit Company’s ability to lease space, increase its costs of securing tenants, limit its ability to charge rents and/or require it to make capital improvements it otherwise might not make to lease or dispose of its properties. As a result, Company may suffer a material adverse effect on the Company’s business, operating results and financial condition.

Risks of Real Property Ownership that Could Affect the Marketability and Profitability of Company Properties

There is no assurance that Company’s real properties will be profitable or that cash from operations will be available for distribution, which in turn may decrease the distributions the Company may be able to make to Investors. Real property, like many other types of long-term investments, historically has experienced significant fluctuations and cycles in value and specific-market conditions may result in occasional or permanent reductions in the value of real property interests. The marketability and value of real property will depend upon many factors beyond the control of the Company and Manager, including but not limited to:

1.	Changes in general or local economic conditions;

2.	Changes in supply or demand of competing real property in a geographic area or property type (e.g., as a result of over-building);

3.	Changes in interest rates;

4.	Promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;

5.	Condemnation and other taking of property by the government;

6.	Unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a real property difficult;

7.	Unexpected environmental conditions;

8.	Financial condition of tenants, ground lessees, ground lessors, buyers and sellers of real property;
9.	Changes in real estate taxes and any other operating expenses;

10.	Energy and supply shortages and the resulting increases in operating costs or the costs of materials and construction;

11.	Various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and,
12.	Imposition of unfavorable tenancy laws or government-mandated rent controls.

Environmental Regulation and Issues, Certain of Which the Company May Have No Control Over, May Adversely Impact the Company’s Business

Federal, State, City and local environmental laws, ordinances and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the use, or sale of real property. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties and may therefore adversely affect Company specifically, and the real estate industry in general. A current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Failure by Company Manager to uncover and adequately protect against environmental issues in connection with the acquisition or development of real property may subject Company to liability as the buyer of such real property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Liability for environmental issues can be imposed even if the original actions were legal and Company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the development and ownership of properties, Company may be potentially liable for compliance-related costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of the Company. Company may also be held responsible for the entire payment of the liability if Company is subject to joint and several liability and the other responsible parties are unable to pay. Further, Company may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. Insurance for such environmental matters may not be available or available on terms acceptable to Company. Environmental issues and matters could result in a material adverse effect on the Company’s business, operating results and financial condition.

Americans with Disabilities Act (ADA) Compliance

Under the Americans with Disabilities Act of 1990 (the “ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or in which the Company makes an investment may not be in full compliance with the ADA. If a property is not in compliance with the ADA, the Company may be required to make modifications to such property to bring it into compliance with the ADA, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of any Company property, including changes to building, fire and life-safety codes, may occur which could result in the Company experiencing increased expenses or capital investment and causing a material adverse effect on the Company’s business, operating results and financial condition.

Adverse Weather Events Could Cause Property Damage, Increase Costs or Delay Projects

Real property owned or invested in by Company may experience adverse weather events, such as but not limited to extended, extreme low temperature freezing or surface water flooding, which could cause direct or indirect damage to Company’s real estate assets or materially delay development and construction projects. Direct or indirect damage caused during adverse weather events may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for Company and reduce profitability or asset values. Even in the event insurance policies cover the event causing property damage or loss(es), the expense of any applicable deductible and the damage repair or loss of property use may not be fully covered by insurance, and the value of Company’s asset(s) will be reduced by any such loss(es). Company may be required to expend funds to remedy damage to real property, delay or increase the cost of development or construction, or possibly cause the Company to abandon the development of real property. Adverse weather events could result in a material adverse effect on the Company’s business, operating results and financial condition.

Loss of Property Utilities Could Cause Property Damage and Increase Costs

Company real property may experience short-term or long-term loss of utilities such as electric, natural gas, potable water, wastewater sewer and storm sewer systems. In the event there is a loss of electric or natural gas utilities during a sustained period of below-freezing temperatures, the loss of heating systems could cause direct or indirect damage to Company’s real estate assets. Similarly, failure of a storm sewer system not owned or controlled by the Company during a high-rainfall event may cause flooding either in the vicinity of, on or inside a Company property thereby causing direct or indirect damage to the Company’s real estate assets due to flooding that may not be covered by an insurance policy. Lastly, loss of electricity for an extended period of time can shut down air-conditioning systems such that humidity levels increase and allow for conditions that are conducive for mold growth. Such direct or indirect damage may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for Company and reduce its profitability. Insurance policies may cover the event causing property, though the expense of any deductible and the damage repair or loss of property use is not fully covered by insurance, the value of Company’s asset(s) will be reduced by any such loss(es). Loss of utilities, especially for an extended period of time, could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Develop Harmful Mold, Which Could Lead to Liability for Adverse Health Effects and Costs of Remediating the Problem

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of Company’s properties could require Company to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose Company to liability from its tenants, employees of such tenants, Company agents or employees and other persons present on the property if health concerns arise. The presence of excessive mold or certain types of mold at a Company property could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Contain Radon Gas, Which Could Increase Maintenance Costs or Incur Costs of Remediation

Radon is a naturally occurring radioactive gas caused by the degradation of uranium in soil, found in low-average concentrations in ambient air, can increase in concentration inside an enclosed structure and recognized as a cause of lung cancer. Laws regarding testing and disclosure of radon-related information known to a property owner or landlord to prospective buyers or tenants are different in, and specific to, each state. The USEPA has set an indoor air concentration of four (4.0) pCi/L as a threshold in which remedial action to lower the indoor air concentration should be instituted. While no uniform radon testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel radon testing and remediation systems where site conditions require compliance with regulatory or lender requirements. Future radon-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Contain Lead Pipes or Lead-based Paint, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Lead pipes, pipe fittings, fixtures and solder were commonly utilized throughout the United States prior to being banned in 1986. Lead-based paint was commonly utilized in and on structures throughout the United States prior to it being banned from production and use in 1978. Lead is a serious health-hazard for humans of all ages, especially children, with predominant exposure routes being ingestion or inhalation. Ingestion sources can come from the metal leaching from pipes and fixtures into domestic water or lead-based paint chips and dust. Inhalation sources can come from lead-based paint chips and dust. Property containing lead-based paint or lead pipes are suitable residences and businesses but require additional maintenance programs and procedures to limit the potential for lead exposure to occupants. Excessive lead exposure to occupants at any of Company’s properties could require Company to undertake a costly remediation program to contain or remove the lead source from the affected property. In addition, the presence of significant lead-exposure sources could expose Company to liability from its tenants, employees of such tenants and other third parties if property damage or health concerns arise. In extreme circumstances, properties with high-lead exposure rates can be declared health hazards and their use, or remediation requirements, governed by applicable state agencies.

Property owners and landlords, agents and property managers are required to disclose any information the property owner possesses related to the existence of lead-based paint in a property constructed prior to 1978 and they may face material financial sanctions for noncompliance with the disclosure requirements. Lead-related liabilities or sanctions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Contain Asbestos, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Many products commonly utilized in construction projects throughout the United States contained asbestos prior to manufacturing limitations and the ban on certain uses being promulgated in the 1970s and 1980s. Asbestos-containing material (ACM) product categories include, but not limited to, roofing, siding, flooring, insulation, drywall-finishing, decorative-surface finishes and heating systems. Asbestos is a health-hazard and known carcinogen with predominant exposure being through inhalation. Inhalation sources are generally recognized as the release fibers and dust from ACM during maintenance, repair and renovation activities. Property containing ACM are suitable residences and businesses when the ACM remains in good condition or encapsulated but also require additional maintenance programs and procedures to limit the potential for asbestos exposure to occupants, employees and workers.

While no uniform ACM testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel testing for the presence of ACM under certain circumstances and the USEPA provides guidance on the institution of an operations and maintenance plans for ACM where they have been identified. Demolition or renovation activities at a property that include disturbing ACM require the participation and actions of licensed professionals including health and safety protocols, remediation and proper disposal of the ACM at additional costs beyond the proposed construction activity. Future asbestos-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company’s operating results and financial condition. Asbestos exposure to occupants or employees at any Company property could require Company to undertake a costly remediation program to contain or remove the asbestos source from the affected property. In addition, significant exposure to asbestos could expose Company to liability from its tenants, Company employees, employees of tenants and other third parties if property damage or health concerns arise. Asbestos-related property management, remediation, liabilities or sanctions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Terrorist Attacks or Other Acts of Violence or War May Affect the Industry in Which the Company Operates, Company Operations and Profitability

Terrorist attacks, acts of violence, riots, mayhem or war may harm Company’s real property or results of operations and either directly or indirectly an Investor’s investment. There can be no assurance that there will not be more terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property Company owns or that secure its loans. Losses resulting from these types of intentional and violent events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause local or regional consumer confidence and spending to decrease or result in increased volatility in the local, regional or national and worldwide financial markets and economies. They could also result in economic uncertainty in the location or region of the events or the United States as nation or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in Company’s properties due to the adverse effect on the local, regional or national economy and thereby reduce the value of Company’s properties or investments in real property. Terrorist attacks, riots, mayhem or other violent events could result in a material adverse effect on the Company’s business, operating results and financial condition.

Company Will be Subject to Risks Related to the Geographic Location of the Property the Company Acquires or Makes Investments

Company intends to acquire, develop, lease, operate and eventually sell real estate assets. If the commercial or residential real estate markets or general economic conditions in the geographic area of a Company property declines, Company may experience a greater rate of default by tenants on their leases with respect to properties in this area and the value of the properties in the geographic area could decline. Similarly, environmental, weather or any other extreme event such as mayhem or riots can affect the region or specific location in which a Company owns or invests in real property. Any of these events could materially adversely affect the Company’s business, financial condition or results of operations.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, Investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, and/or global economic factors and/or real estate trends; (iii) the capacity, circumstances, and relationships of partners of Affiliates, the Company or the Manager; (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations, or prevailing equity or bond market conditions; or (v) the presence, availability, or discontinuation of real estate and/or housing incentives.

Potential Conflicts of Interest

Potential conflicts of interest exist among Company, Manager, members of Manager and Company Affiliates. Members of the Company Manager are owners and managers of the Manager of the Company, the property management company that will manage the Company’s real estate assets, the general contractor that will be managing construction work on the Company’s assets and the owner of the Class B Units. The Manager and members, Officers and employees of Manager and affiliates are permitted to devote their time to these Affiliates to the detriment of the Company if deemed reasonable or necessary by the Manager and members, Officers and employees of Manager. See further discussion provided in “Conflicts of Interest” and “Affiliates” below.

COVID-19 and Future Pandemics

In December 2019, the 2019 novel coronavirus (“Covid19”) surfaced in Wuhan, China. The World Health Organization (“WHO”) declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, have initiated travel restrictions. On May 5, 2023, the WHO declared Covid19 is now an established and ongoing health issue which no longer constitutes a public health emergency. The final impacts of the outbreak, and economic consequences, are unknown and still evolving. The Covid19 health crisis adversely affected the U.S. and global economy, resulting in an economic downturn. A similar new pandemic occurrence could impact demand for the Company’s services. The future impact of the outbreak remains highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus or other rapidly transmitted viruses. Any future novel virus or pandemic could result in a material adverse effect on the Company’s business, operating results and financial condition.

Changes in Governmental Rules and Regulations Could Affect Company’s Profitability

Changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could have adverse consequences to Company, which in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Cyber Security Threats, Attacks and Other Disruptions Could Negatively Impact Company

The Company may face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could materially adversely affect the Company’s business, results of operations and financial condition.

Tax Risks to Investors Due to Company Structure and Designations

There are a number of substantial federal income tax risks relating to the intended business of Company and which affect the advisability or suitability in investing in Class A Units of this Offering. No rulings have been sought from the Internal Revenue Service (IRS) with respect to any tax-related matters and each potential Investor should consult his, her or the entity’s own tax advisor as to the relevant tax considerations and as to how those considerations may affect any investment and to determine whether an investment in Company is a suitable investment for that person or entity. Set forth below are some of the tax risks relating to an investment in Company and this list is intended to be informative through not all-inclusive regarding tax-related matters. POTENTIAL INVESTORS ARE NOT TO CONSTRUE ANY OF THE CONTENTS OF THIS OFFERING CIRUCLAR AS TAX ADVICE AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS RELATING TO AN INVESTMENT IN COMPANY.

Significant and fundamental changes in the federal income tax laws have been made in recent years and additional changes are likely in the future. Any such change may affect Company and the Members. Moreover, judicial decisions, regulations, or administrative pronouncements could unfavorably affect the tax consequences of an investment in the Company.

Treasury Regulations under Section 7701 of the Internal Revenue Code of 1986, as amended provide that a domestic business entity, other than a “corporation,” may elect whether to be treated as a partnership or an association (taxable as a corporation) for federal income tax purposes. Treasury Regulation Section 301.7701-2(b) defines “corporations” to include corporations denominated as such under applicable law, associations (that elect to be classified as such), joint stock companies, insurance companies, and other business entities, not including partnerships. Under a default rule in the Treasury Regulations, partnerships formed under a state statute, such as the Company, are treated as partnerships for federal income tax purposes, unless such entities affirmatively elect to be treated as associations taxable as corporations. Company will not elect to be treated as an association nor taxable as a corporation for federal income tax purposes.

The proper federal income tax treatment of all Company items will be determined at the member level. Adjustments, if any, resulting from a Company audit will result in corresponding adjustments of Company items reflected on the Members’ own tax returns. In addition, a Member will be designated as the “Tax Matters Member,” and, as such, has primary responsibility for member level matters involving the IRS, including the power to extend the statute of limitations for all members as to Company items.

Each Investor/member must include in his, her or the entity’s gross income for federal income tax purposes his distributive share of Company’s income. Such income is subject to taxation without regard to whether any cash or property is distributed to such member. Taxable income may exceed distributable cash because of differences in timing and possible expenditure of cash for nondeductible items. Taxable income also may exceed distributable cash because of amounts paid by Company to lenders to repay principal on any Company borrowings.

RISKS RELATED TO EMPLOYEE BENEFIT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties

There are special considerations that apply to investing in the Company’s Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;
2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
4.	The investment will not impair the liquidity of the trust, plan or IRA;
5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;
6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and,
7.	The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

DILUTION

Seventy-five million (75,000,000) Class A Units of the Company are authorized and unissued prior to this Offering. Class A Units are offered at a price of one dollar ($1.00) per Class A Unit and will, in aggregate, represent seventy percent (70%) of the equity interests in the Company. As of the date of this Post-Qualification Amendment Offering Circular, Class A Units were neither sold nor issued by the Company.

Twenty million (20,000,000) Class B Units were authorized and issued to an affiliate, Spark Invests, LLC, at the founding of the Company for no cash consideration. The Class B Units, in aggregate, represent thirty percent (30%) of the equity interests in the Company. Class B Units are not offered to the public in this Offering.

As a result, the relative value of the Class A Units of the Company issued through this Offering will be immediately diluted by thirty percent (30%).

The Company may engage in other financings including future equity raises. In the event the Company sells equity securities subsequent to an Investor’s purchase of Class A Units through this Offering or future offerings, the Investor’s proportionate ownership of the Company will be diluted.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to sparkfund1.vitainvest.com (the “Platform”) to invest. The Company has engaged Rialto Markets LLC (“Rialto”), an independent FINRA broker-dealer to assist the Company with the Class A Unit sales in exchange for a one percent (1%) commission fee on the aggregate Class A Unit sales for a total maximum sales compensation amount to Rialto of seven hundred fifty thousand dollars ($750,000). The Offering is conducted on a best-efforts basis. No Commissions or any other renumeration for the Class A Unit sales will be provided to the Company, the Manager, the members, Directors, any Officer, or any employee of the Company or Manager, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.

The Company will not limit or restrict the sale of the Class A Units during this twelve (12) month Offering period other than the investor suitability standard qualifications and restrictions specified above. No market exists for the Class A Units and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any of the Company securities to be offered. In the event proceeds from this Offering do not exceed the Minimum Offering Amount at either (i) the Offering Termination Date, or (ii) the end of the Offering Period, the Company shall promptly return all funds received from subscribers to the Offering without deduction and the Company intends to return the subscriber’s funds within ten (10) business days following either the Offering Termination Date or the end of Offering Period, respectively.

The Company, Manager and members, Directors, Officers, and employees of the Manager are primarily engaged in the Company’s business of real estate development and management, and none of them are, or have ever been, brokers nor dealers of securities in the United States. The Company, Manager and members, Directors, Officers, and employees of Manager will not be compensated in connection with the sale of securities through this Offering. The Company believes that the members, Directors, Officers, and employees of Manager are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no member, Director, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no member, Director, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no member, Director, Officer, or employee is an associated person of a broker or dealer; (4) the members, Directors, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no member, Director, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no member, Director, Officer, or employee will participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

Rialto has agreed to act as placement agent to assist the Company in connection with this Offering and is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. As of the date of this Offering Circular, the Company has engaged Rialto Markets Transfer Services LLC (“Rialto MTS”) as the transfer agent for this Offering.

The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential Investors, the internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download twenty-four (24) hours per day, seven (7) days per week on the Company’s Platform at sparkfund1.vitainvest.com and via of the EDGAR filing system.

The following table shows the total discounts and commissions payable to Rialto in connection with this Offering by the Company:

	Price Per Unit	Total Offering
Public Offering Price	$1.00	$75,000,000.00

Placement Agent Commissions	$0.01	$750,000.00
Proceeds, Before Expenses	$0.99	$74,250,000.00

Other Broker-Dealer Terms

Rialto has also agreed to provide the following operational and compliance services in exchange for the compensation discussed above:

  Act as the Investor Onboarding Agent/Broker of Record for 1A (SEC) and 5110 (FINRA) filings’
  Review investor information, including Know Your Customer (KYC) details, conduct Anti-Money Laundering (AML) and other compliance background checks, and provide a recommendation to Issuer whether or not to accept investor as a customer of the Issuer;
  Review each investors subscription agreement to confirm such Investors participation in the offering, and provide a determination to Issuer whether or not to accept the use of the subscription agreement for the Investor participation;
  Manage exceptions with Investor subscription agreements, personal details or funds;
  Reconcile Investor subscription agreements and investment funds;
  Not provide any investment advice nor any investment recommendations to any investor;
  Coordinate with Legal Counsel/Prep Services, Registered Transfer Agent of the Issuer, Blue Sky filing and monitoring Service and escrow agent for offering if applicable;
  Maintain investor details securely and not disclose to any third-party except as required by regulators or in Rialto’s execution of services as listed in the Broker-Dealer - Onboarding Agent Engagement Agreement;
  Review of the landing page and any marketing material related to the Offering: and,
  Provide investment technology to onboard and qualify potential investors (“InvestNow Technology”), if applicable.

In addition to the sales commission compensation described above, the Company will pay a one-time consulting fee (“Consulting Fee”) of twenty-five thousand dollars ($25,000.00) due and payable to Rialto upon execution of the Broker-Dealer Agreement. The Consulting Fee will cover expenses anticipated to be incurred by Rialto for providing non-transactional advisory and support services including, but not limited to: offering preparation, technology configuration and onboarding, coordination with Issuer counsel, escrow, and transfer agent, and providing compliance and process guidance. Any portion of the Consulting Fee that is not earned based on advisory or consulting services actually provided will be returned to the Company, pursuant to FINRA Rule 5110(g)(4)(A).

The Company is responsible for payment of all FINRA filing fees associated with the offering (Filing Fees). The Filing Fees were previously estimated to be eleven thousand seven hundred fifty dollars ($11,750.00), comprising the one-time FINRA standard document fee ($500.00), plus 0.015% of the proposed maximum aggregate offering of seventy-five million dollars ($75,000,000) equaling an additional eleven thousand two hundred fifty dollars ($11,250.00). FINRA Filing Fees in the amount of eleven thousand seven hundred fifty dollars ($11,750.00) were paid by the Company to FINRA on or about January 15, 2025 following the Company’s initial Offering statement filing on December 10, 2024 and prior to Offering qualification on March 24, 2025.

SELLING SECURITYHOLDERS

There are no selling securityholders in this Offering.

USE OF PROCEEDS

The Company intends for approximately one hundred percent (100%) of the net Proceeds from the Offering to be used for expanded sales and marketing activity, continued investment and development, and operating capital. The Company will make investments in properties, with an emphasis on development and value-add investments located in the United States, including, but not limited to senior living properties, multifamily and age-restricted apartments, industrial facilities, and storage facilities. While the Company may acquire investments directly, it is anticipated that the Company may also invest alongside institutional real-estate investors in opportunities sourced by the Manager, Vita Asset Management, LLC.

As discussed above and in more detail below, the Company is targeting, but is not limited to, development of senior living campuses for the middle-income senior market. Manager will develop, own, and manage campuses for middle-income and fixed-income seniors.

The net proceeds to the Company from the sale of up to seventy-five million (75,000,000.0) Class A Units offered at an offering price of one dollar ($1.00) per Class A Unit will vary depending upon the total number of Class A Units sold. Regardless of the number of Class A Units sold, the Company expects to incur Offering expenses estimated at approximately one hundred twenty-five thousand dollars ($125,000.00) for legal, accounting, marketing and other direct costs in connection with the preparation of this Offering. The table below shows the intended net proceeds from this offering, indicating scenarios where the Company sells various amounts of the Class A Units. There is no guarantee that the Company will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds the Company raises in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

Company intends to use the Proceeds from the Offering it receives as follows:

	Minimum	25%	50%	75%	100%
Class A Units Sold	1,000,000	18,750,000	37,500,000	56,250,000	75,000,000
Gross Proceeds	$ 1,000,000	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Offering Expenses (1)	$ 125,000	$ 200,000	$ 380,000	$ 575,000	$ 850,000
Selling Commissions and Fees (2)	$ 10,000	$ 187,500	$ 375,000	$ 562,500	$ 750,000
Net Proceeds	$ 865,000	$18,362,500	$36,745,000	$55,112,500	$73,400,000
Asset Management Fee (3)	$ 17,300	$ 367,250	$ 734,900	$ 1,102,250	$ 1,468,000
Property Acquisition and Development Expenses (4)(5)	$ 609,810	$13,411,903	$26,842,259	$40,258,775	$53,601,478
Asset Acquisition Fee (6)	$ 3,886	$ 85,472	$ 171,061	$ 256,562	$ 341,592
Project Development Fee (7)	$ 34,004	$ 747,876	$ 1,496,780	$ 2,244,913	$ 2,988,930
Asset Disposition Fee (8)	$ 0	$ 0	$ 0	$ 0	$ 0
Working Capital (9)	$ 100,000	$ 1,875,000	$ 3,750,000	$ 5,625,000	$ 7,500,000
Legal and Accounting (10)	$ 20,000	$ 375,000	$ 750,000	$ 1,125,000	$ 1,500,000
Dividend Reserve Account (11)	$ 80,000	$ 1,500,000	$ 3,000,000	$ 4,500,000	$ 6,000,000
Total Use of Proceeds	$ 1,000,000	$18,750,000	$37,500,000	$56,250,000	$75,000,000
(1)	These Offering Expenses assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, marketing costs, our interim financial statements, and our legal costs. The Company will reimburse the Manager without interest or fee in an amount of $50,000 as an Organizational Fee. The Manager will only request reimbursement once the Company has raised more than $1,000,000 and will limit such Organizational Fee to $50,000.
(2)	The Company intends on paying selling commissions or fees in the amount equal to one percent (1%) to Rialto for all capital raised through the Offering for a total maximum sales commission compensation amount of $750,000.
(3)	The Manager or its designated affiliate(s) shall receive an Asset Management Fee equal to two percent (2%) of the total book value of Company assets under management. The Asset Management Fee shall be annualized and paid no more frequently than monthly, at the sole discretion of the Manager. It is anticipated that the Asset Management Fee will be paid from cash generated from operations.
(4)	The Company intends to primarily acquire land to develop senior living housing to capitalize on the Manager’s knowledge and experience developing senior living campuses. Company also intends to purchase existing multi-family properties but will consider opportunistic commercial real-estate assets such as self-storage, warehouse and industrial, office, and retail properties with the proceeds from this Offering.
(5)	The capital expenditure ratio is assumed to be thirty percent (30%) for real property asset acquisition and seventy percent (70%) for the development or improvement of real property assets acquired by Company.
(6)	The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to a minimum of one percent (1%) to a maximum of three percent (3%) of the book value of the Property acquired by the Company payable to the Manager after the closing and settlement of the respective Company asset acquisition. This Use of Proceeds table reflects the levy of a two percent (2%) Asset Acquisition Fee.
(7)	The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to a minimum of five percent (5%) to a maximum of fifteen percent (15%) of the total estimated project expenses attributable to the improvement of a Company Property. This Use of Proceeds table reflects the levy of a seven and one-half percent (7.5%) Project Development Fee.
(8)	The Manager shall be paid a two percent (2%) Asset Disposition Fee based upon the sale price of a real-estate asset at time of disposition by Company.
(9)	The Manager shall be reimbursed for actual operating expenses related to the operations of the Company. These expenses will include payroll, travel, general office and cost of professional services.
(10)	Costs for accounting and legal fees associated with being a Regulation A reporting company for the next twelve (12) months. It is anticipated that these costs will be paid from cash generated from operations.

(11)	The Company will pay an annual dividend of eight percent (8%), while dividends are intended to be paid from profitable business operations of the Company, the Company further intends to maintain a reserve account equal to approximately eight percent (8%) of the invested amount (Gross Proceeds).

Offering Expenses Detail

	Minimum	25%	50%	75%	100%
Class A Interests Sold	1,000	18,750	37,500	56,250	75,000
Legal Fees	$ 25,000	$ 50,000	$ 50,000	$ 50,000	$ 50,000
Accounting Fees	$ 20,000	$ 20,000	$ 20,000	$ 20,000	$ 20,000
Organization and Blue-Sky Fees	$ 55,000	$ 55,000	$ 55,000	$ 55,000	$ 55,000
Transfer Agent Fees	$ 1,500	$ 5,000	$ 5,000	$ 5,000	$ 5,000
Other Professional Fees	$ 4,000	$ 8,000	$ 8,000	$ 8,000	$ 8,000
Technology Costs	$ 7,500	$ 7,500	$ 7,500	$ 7,500	$ 7,500
Marketing*	$ 12,000	$ 105,500	$ 234,500	$ 359,500	$ 484,500
Total Offering Expenses	$ 125,000	$ 200,000	$ 380,000	$ 575,000	$ 850,000

*: Expense category includes the services of Issuance, Inc. which licenses the use of its technology platform for Regulation A offerings for a $2,495 monthly platform license fee, collects a $15 fee per subscription of investment processed, and payment processing fees of five percent (5%) for credit card payments, five percent (5%) for ACH payments, and three percent (3%) for wire transfers. All Issuance, Inc. fees are anticipated to be paid by the Company.

As of the date of this Offering, the Manager has incurred approximately fifty thousand dollars ($50,000.00) of Offering-related expenses on behalf of the Company and this outstanding balance will be paid to the Manager regardless of the number of Class A Units sold as an Organizational Fee.

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

DESCRIPTION OF THE BUSINESS

Summary

Spark Fund One, LLC, registered to operate and do business using the trade name BUILT Industrial Fund One, LLC was formed to capitalize on the rapidly growing population of senior citizens who are seeking high-quality independent-living and assisted-living arrangements. To address this need, the Company is planning to invest in projects, through the efforts of Manager, to develop, build and operate residential campuses consisting of detached and attached condominium senior-citizen independent-living, assisted-living and memory-care properties for the anticipated market of middle-income senior-citizens and their needs. While the Company intends to focus upon senior living residential projects, the Company may also invest or co-invest in Manager led opportunistic developments and acquisitions that may include, but not limited to, existing senior living properties, multifamily and age-restricted residential properties and apartments, industrial facilities, and storage facilities identified by the Manager.

The Demand for Senior living Residences

The “Baby Boom Generation” is characterized as the generation born between the years 1946 and 1964. During that period, approximately 76 million Americans were born and every day, tens of thousands of this cohort, the “Baby Boomers” are now reaching the retirement age of sixty-five (65). The National Investment Center (NIC) Middle Market Seniors Housing Study of 2019 provided numerous Baby Boomer statistics that define the growth of their demographic. Over the next ten (10) years, the first wave of Baby Boomers will turn seventy-five (75) years old and increasing the size of America’s senior population by approximately sixty-eight percent (68%). In 2029, the oldest Baby Boomer will only be eighty-three (83) years old and yet more than half of Baby Boomers will not yet have turned seventy-five (75) years old.

It is anticipated that households 65+ will represent approximately thirty-four percent (34%) of all United States’ (US) households by 2038. The number of US households aged between 75-79 will increase an estimated forty-nine percent (49%) between 2018 and 2028 to approximately 8.9 million and then increasing another twenty percent (20%) between 2028 to 2038 to approximately 10.7 million. US households with residents aged 80+ is expected to increase even more rapidly, from 8.1 million to 12.0 million by 2028 and increasing again to approximately 17.5 million US households by 2038. Of these senior-aged households it is estimated that currently forty-two percent (42%) of adults 65+ live alone with another thirty-seven percent (37%) being empty-nester couples. The age 80+ cohort living alone is approximately fifty-seven percent (57%) of those US households and estimated to reach approximately 10.1 million by 2038.

The Baby Boom Generation is associated with a culture of abundance and enjoyed unprecedented technological inventions and progress in their lifetime. As they retire, they are leaving the homes where their children were raised and seeking housing in developments and complexes dedicated to comfortable, independent living for seniors and their individual needs thereafter when they no longer can live without some level of assistance. As a result, the demand for units of senior housing complexes is rising every year.

The Demand for Middle-Income Senior living Residences

The middle-income cohort of senior-citizens is today’s retiring workforce of teachers, fire fighters, service industry members, government workers, nurses, and other productive members of our society. The NIC Middle Market Seniors Housing Study that was updated by the National Opinion Research Center (NORC) at the University of Chicago in 2022 states that middle-income senior-citizen population expansion goes from 8.4 million people in 2018 to approximately 15.9 million people by 2033 which is an almost an eighty-nine percent (89%) increase. These individuals generally possess financial resources available between twenty-four thousand dollars ($24,000) per year to ninety-five thousand dollars ($95,000) per year. Middle-Income Seniors Likely do not Qualify for Medicaid and face financial challenges to pay for housing and care options they need and a significant supply/demand gap exists for the middle- and lower-income segments. At today’s utilization rates, more than seven hundred thousand (700,000) new units of seniors housing will be needed to satisfy demand from middle-income seniors by 2029, far outstripping the current market supply of all properties (regardless of the price point).

Vita Senior Living – General Concept

The Company intends to develop, own, and manage campuses for Middle-Income and Fixed-Income Seniors with a focus on creating high-quality, reasonably priced housing options with great services, amenities, and care. The Company believes that few developers are focusing on the middle-market and fixed-income seniors’ need for alternatives to nursing homes that will satisfy the rapidly expanding demand. The Company expects a consortium of real estate professionals and investors will come together to establish the Vita Senior Living model for build-to-rent, independent and assisted-living senior living developments similar to the recently completed Vita branded developments in Indiana. These future senior living campus developments will utilize a similar template for the design and construction of the housing units utilized to date by Manager.

Multi-Tenant Commercial and Light Industrial

Another area in which the Company intends to invest is the storage and industrial space with the emergence of the “small-bay” commercial and light-industrial properties which house multiple tenants in a sub-divided, medium-sized structure. These commercial properties and campuses of properties exist for the myriads of small businesses needing spaces in the range of six hundred (600) to approximately two thousand (2,000) square feet. These commercial properties fill the underserved space between self-storage units, which are not suitable for commercial use, and larger industrial buildings which are often too large, inflexible, and expensive for small businesses. Typical tenant types for commercial and light-industrial properties include small logistics companies, distributors, light manufacturers, contractors, trade- and services-based businesses, landscapers, and others.

Small bay commercial and industrial properties offer a unique value proposition for savvy and disciplined investors. Unlike larger single-tenant warehouses, which have generally been the domain of institutional investors and carry a high risk/high reward ratio due to reliance on one (1) tenant, small bay property assets provide opportunities for a diversified tenant mix and cater to a wider variety and sheer number of businesses. This universal appeal makes the small-bay commercial and light industrial properties more resilient to market fluctuations and economic shifts.

One of the key advantages of small-bay commercial and light industrial assets is that these properties provide a degree of inflation protection. The general attributes of tenants having shorter lease structures in combination with a higher tenant demand, these properties allow investors to adjust the rental rates more frequently in response to prevailing market conditions. This flexibility is particularly appealing in the current economic climate where inflation concerns are top of mind for many investors.

The Company intends to identify suitable small-bay commercial and light industrial properties to own and manage where the Company can generate revenue from leasing activities, earn an acceptable rate of return on invested capital and potentially capture increased value upon disposition of the property. The Company may also seek to develop small-bay commercial and light industrial properties in geographic areas and on property that will provide an acceptable return on invested capital. Further, the Company may co-invest or form joint-ventures or partnerships with affiliates or third-party investors in the development or purchase and operation of commercial and light industrial properties.

AFFILIATES

The following entities are affiliated with the Company, and are owned and managed by the Manager of the Company or a member, Officer or employee of the Manager ("Affiliates"):

Vita Asset Management, LLC. Vita Asset Management, LLC is the Manager of the Company and is one hundred percent (100%) owned by Paul Ezekiel Turner.

Vita Management, LLC. Vita Management, LLC will perform property management services for the real estate assets developed through the Manager via an agreement with Manager and is one hundred percent (100%) owned by Paul Ezekiel Turner.

Vita Investment Holdings, LLC. Vita Investment Holdings, LLC will perform the site development and construction oversight services of real estate assets on behalf of the Manager via an agreement with Manager and is owned eighty-eight percent (88%) by Paul Ezekiel Turner and twelve percent (12%) by others as minority members.

Spark Invests, LLC. Spark Invests, LLC is an entity facilitating and managing the investments of Vita Investment Holdings, LLC and is one hundred percent (100%) owned by Vita Investment Holdings, LLC.

Vita Opportunity Fund, LLC. Vita Opportunity Fund, LLC is an entity facilitating private investment in real property assets on behalf of its members. Vita Opportunity Fund, LLC, on the date of this Offering, is one hundred percent (100%) owned by Spark Invests, LLC. Vita Opportunity Fund, LLC intends to accept additional members with the anticipated aggregate ownership of the additional members being fifty percent (50%) and Spark Invests, LLC being fifty percent (50%).

CONFLICTS OF INTEREST

The following transactions may result in a conflict between the interests of an Investor and those of the Manager or its Affiliates:

Vita Asset Management, LLC, as Manager of Company, will receive compensation for its services pursuant to the “Manager Fee Schedule” provided below and may be paid a greater amount than the fees listed. The potential conflict is mitigated by limiting any such greater amounts to what is reasonable and not in excess of the customary management fees which would be paid to an independent third party in connection with the development and management of such real estate and any further potential conflict is mitigated by the terms of the LLC operating agreement.

Vita Management, LLC, as the property manager for the real estate assets developed through the Manager and owned by the Manager will receive payment for the services provided. The potential conflict is mitigated by limiting the amount Vita Management, LLC receives to what is reasonable and not in excess of the customary property management fees which would be paid to an independent third party for providing comparable services.

Vita Investment Holdings, LLC, as the contractor that will perform the site development and construction oversight of real estate assets on behalf of the Manager will be compensated for its services via an agreement with Manager. The potential conflict is mitigated by limiting the fees Vita Investment Holdings, LLC receives to industry-standard, market rates, as if it was an unaffiliated third party conducting similar work.

The terms of our Operating Agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length

Pursuant to the Operating Agreement, the resolution of any conflict of interest by the Manager shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.

FIDUCIARY RESPONSIBILITY OF THE MANAGER

A manager of a Wyoming limited liability company may be accountable to the Company as a fiduciary and consequently must exercise good faith and integrity in handling the Company's affairs. This is a rapidly developing and changing area of the law and potential Investors who have questions concerning the duties of the Manager relative to the Company and its Members should consult with their legal counsel.

Exculpation. The Manager may not be liable to the Company or its Members for errors in judgment or other acts or omissions not amounting to fraud, bad faith or willful misconduct, since provision has been made in the Company's Operating Agreement for exculpation of the Manager when the Manager reasonably believed to be acting in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. Similarly, Manager is not liable for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged or retained with reasonable care. Therefore, Investors have a more limited right of action available to them than they would absent the limitation specified in the Operating Agreement. Further, disputes regarding the operation of the Company shall be subject to mediation and if necessary, thereafter binding arbitration as set forth in the Operating Agreement.

Indemnification. The Operating Agreement provides for indemnification of the Manager by the Company for liabilities it incurs in dealings with other Members or third parties on behalf of the Company so long as the Manager or such other Persons reasonably believed to be acting in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. The Manager and its shareholders, officers, directors, employees and agents and the employees and agents of the Company shall be entitled to be indemnified and held harmless by the Company, at the expense of the Company, against any loss, expense, claim or liability (including reasonable attorneys’ fees, which shall be paid as incurred) resulting from the assertion of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, including claims or legal proceedings brought by a third- party or by Members, on their own behalf or as a Company derivative suit, so long as the party to be indemnified acted in good faith and in a manner which such party reasonably determined to be in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct; provided, that any such indemnity shall be paid solely from the assets of the Company. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities Exchange Commission, such indemnification is contrary to the public policy and therefore unenforceable with respect to alleged securities law violations.

Pursuant to the Operating Agreement, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under Wyoming law or under any other applicable law or in equity. The Manager shall not have any duty (including any fiduciary duty) other than the duties of a good faith and fair dealing Member to the Company, or any other Member or Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are expressly waived.

DESCRIPTION OF PROPERTY

The Company does not currently own any business personal property or real property of any material significance. The Company does not currently lease any business personal property or real property.

The Company intends to begin building its real property asset portfolio by using the Proceeds of this Offering as soon as the funds are released from escrow when the gross Proceeds exceed the Minimum Offering Amount.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes provided herewith. Information contained within this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to Company plans and strategy for our business contains forward-looking statements that reflect the Company’s current views with respect to future events and financial performance, that involve risks and uncertainties. The Company’s actual results may differ materially from historical results or those anticipated in these forward-looking statements.

Operating Results

The Company has not commenced operations as of the date of this Offering Circular beyond performing administrative activities in preparation for accepting proceeds from this Offering for subsequent use in the execution of the Company’s business plan referenced in this Offering Circular. Since the Company’s inception in September 2024, the Company has not generated any revenues from operations related to real property, nor has it engaged in any business activities that would result in income or operating expenses derived from real property. There have been no unusual or infrequent events, transactions, or new developments affecting the Company's operations.

As the Company has not yet begun operations or activities in furtherance of the Company’s business plan related to real property beyond administrative tasks, there are no material changes in net sales or revenues to report, no significant components of revenue or expenses to discuss, and no changes attributable to pricing, volume, or the introduction of new products or services.

Material Events and Uncertainties

The Company’s Management is not aware of any material events or uncertainties beyond those discussed in the Risk Factors section above that would cause the reported financial information provided herein not to be indicative of future operating results or future financial condition. As Company real property operations have not commenced, there are no identifiable matters that have had an impact on reported operations, nor are there any readily identifiable matters expected to impact future operations at this time.

Liquidity and Capital Resources

Current Liquidity Position

The Company currently has minimal liquidity due to the fact that as of the date of this Offering Circular, no outside capital has been raised to date and no Company operations related to real property have commenced. The Company has not established any internal sources of liquidity through operations, as no business activities beyond administrative tasks have been undertaken. No external sources of liquidity have been secured through debt financing, equity investments, or other capital-raising activities.

At present, there are no material unused sources of liquidity available to the Company beyond the potential proceeds from this Offering. Management acknowledges that a material deficiency in liquidity exists due to the lack of operations and absence of raised capital. The Company intends to remedy this deficiency through the completion of this Offering, which will provide the initial capital necessary to commence real property-related operations.

Capital Commitments

The Company has no material commitments for capital expenditures to report as of the end of the latest fiscal year (2024) nor for the subsequent interim period ending June 30, 2025. No contractual obligations for equipment, facilities, or other capital assets have been entered into by the Company to date. Future capital requirements will be determined based on the success of this Offering and the subsequent development and execution of the Company's business plan.

Plan of Operations

The Company's first twelve (12) months plan of operations will entail directing approximately one hundred percent (100%) of the net proceeds received through this Offering to Manager, starting as soon as the Minimum Investment Amount is reached. Company will employ the funds it receives from the Offering in the manner described in the “Use of Proceeds” section above. Please refer to the “Use of Proceeds” and “Description of the Business” sections for a detailed discussion of how the Company intends to execute the Plan of Operations.

Management believes that if the maximum offering amount is raised, the proceeds will satisfy the Company's cash requirements for the initial twelve (12) month period following the Offering. However, if less than the maximum amount is raised, it may be necessary to raise additional funds within six (6) months following the Offering to fully implement the Company’s planned operations. The timing and amount of any additional funding requirements will depend on the actual amount raised in this Offering and the pace of the Company’s business development.

Trend Information

Given that the Company has not commenced real property-related operations and has no operating history, there are no trends to report regarding

•	Production, sales, or inventory;
•	Order book status; or,
•	Asset costs or selling prices.

Known Trends and Uncertainties

Management is not currently aware of any known trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on the Company's future net sales or revenues, income from continuing operations, profitability, liquidity, or capital resources. As the Company has not yet begun real property-related operations, the reported financial information consists primarily of organizational and formation expenses, if any, and does not provide a basis for indicating future operating results or financial condition.

The Company's future financial performance will be entirely dependent on:

•	Successful completion of this Offering;
•	Implementation of the Company’s business plan;
•	Market conditions at the time real property-related operations commence; and,
•	The Company's ability to execute its strategic objectives.

Conclusion

Spark Fund One, LLC currently remains in its pre-operational phase with no real property-related business activities conducted, no outside capital raised, and no material events occurring since inception in September 2024. The Company's financial statements reflect this primarily dormant status, showing minimal or no activity across all financial statement line items. Management's primary focus in the near future is on completing this Offering to secure the necessary capital to commence real property-related operations and implement the Company's business strategy.

This Management Discussion and Analysis of Financial Conditions and Results of Operations is based on information available to Management as of the date of this Offering Circular. Future developments and market conditions may cause actual results to differ materially from the forward-looking statements contained herein.

BAD ACTOR DISCLOSURE

The Company is not subject to bad actor disqualifications under any relevant U.S. securities laws including those specified in 17 CFR 230.506(d).

BANKRUPTCY AND LEGAL PROCEEDINGS

No Bankruptcy, Investigations, or Criminal Proceedings

Neither the Company nor any of the Company’s Manager’s members have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Manager’s members, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

No Legal Proceedings Material to Company

The Company, Manager and members of Manager, and Affiliates have not been part of any legal proceedings, including proceedings that are material to the business or the financial condition of the Company.

OFFICERS AND SIGNIFICANT EMPLOYEES OF MANAGER

Name	Position/Title	Age	Term of Office	Approximate Hours per week
Paul Ezekiel Turner	Chief Executive Officer	47	September 2023 - present	40
Courtney Turner Milbank	Chief Legal Officer	36	September 2023 - present	40
Kyle McDonald	Chief Financial Officer	35	November 2023 - present	40

Business Experience of Manager Personnel

Paul Ezekiel Turner, Chief Executive Officer. Mr. Turner has established multiple businesses focused on bringing innovation and change to stagnant industries. In his twenty-four (24) years of experience, he has launched two public companies, served on multiple company boards, and led work in development, operations and management in a diverse set of industries, such as seniors housing and care, multifamily housing, student housing and commercial office space.

Mr. Turner left a job on Wall Street to form a development company in 2002 and over the next sixteen (16) years, that company became one of the nation’s premier developers of post-acute healthcare properties – focused on short-stay, rehabilitation and therapy transitions from hospital to home ̶ with more than fifty (50) completed developments across the United States.

In 2012, Mr. Turner founded HealthLease Properties Real Estate Investment Trust (REIT), served as the chairman and CEO and took it public on the Toronto Stock Exchange in a $121MM initial public offering (IPO) under the symbol HLP. Two (2) years later, in November of 2014, a deal was reached with Welltower (NYSE: HCN), wherein HCN acquired HLP and its portfolio of more than fifty (50) properties. Mr. Turner then commenced new ventures including a student-housing business and investments in building-product companies. In 2016, Mr. Turner led the effort to take another real estate investment company public which was later spun-off as a standalone company and now operating under the name Invesque (TSX: IVQ).

Mr. Turner’s most recent venture, Vita Investment Holdings LLC, works to design and develop more affordable housing and care options for America’s elders as they age, with a primary focus on the those in middle-income to fixed-income segments of the population. The most recent senior living development completed and currently operating is Vita of Greenfield Campus located in Greenfield, Indiana. Additional similar senior living projects recently completed include Vita of Marion in Marion, IN, Vita of New Whiteland in New Whiteland, IN, and planned projects in Vita of Westfield in Westfield, Indiana and Vita Lifestyle-Lafayette in Lafayette, Indiana.

Courtney Turner Milbank, Chief Legal Officer. Ms. Milbank serves as the Chief Legal Officer where she leads the strategy and execution of all legal matters, including corporate governance, compliance, real estate, acquisitions, contracts, litigation, intellectual property matters, government affairs, and property tax. Courtney is also responsible for the management and oversight of all outside legal counsel and service providers.

Ms. Milbank was previously a skilled litigator practicing primarily in the areas of Constitutional Law, Campaign-Finance Law, Civil Litigation, Appellate Practice, and United States Supreme Court Practice.

Ms. Milbank graduated from Regent University School of Law, where she served on the law review and as a moot court competitor. She obtained both a Master of Business Administration (M.B.A.) and a Bachelor of Arts in Business Management from Taylor University, where she also competed on its intercollegiate basketball team.

Kyle McDonald, Chief Financial Officer. Mr. McDonald serves as the Chief Financial Officer where he is responsible for the management of all the Company’s financial activities. He obtained his Bachelor of Science in Economics from Purdue University and his Master of Science in Accounting from Southern New Hampshire University.

Mr. McDonald began his career as a plant controller for Federal-Mogul Holdings Corporation before transitioning to controller and later the Chief Financial Officer (CFO) at RISE Commercial District. There, he managed financial operations across warehouse, office, and flex space solutions.

Mr. McDonald brings with him comprehensive knowledge of operations, budgeting, real estate, and financial analysis.  He is dedicated to driving financial excellence and supporting the Company’s strategic goals with a forward-thinking approach.

Nature of Family Relationship

Courtney Turner Milbank, Chief Legal Officer of Manager, is a sibling of Paul Ezekiel Turner the Chief Executive Officer of Manager. There are no other familial relationships between members or persons within the Company or between members or persons within the management personnel or significant employees of the Manager or affiliates.

COMPENSATION OF THE MANAGER AND AFFILIATES

The Manager or Manager’s Members, Directors, Officers or employees will not receive salaries or compensation from the Offering Proceeds within their roles as Manager of the Company.

The Manager entity will receive fees for the operation of the Company, as described below. The Members, Directors, Officers and employees of the Manager and any affiliate performing services for the benefit of the Company will then be compensated through the Manager entity.

Manager Fee Schedule

Manager Fee Schedule – Obligatory Fees

Organizational Fee – The Organizational Fee is paid to Manager by Company as compensation for the time and effort involved in organizing the Company and related tasks. The Manager shall receive a fee equaling fifty thousand dollars ($50,000.00) upon the successful raising and Company’s receipt of one million dollars ($1,000,000.00), the Minimum Offering Amount.

Asset Management Fee – The Asset Management Fee is paid to Manager by Company for the management of and administration associated with all Company assets. The Manager shall receive a fee equal to two percent (2%) of aggregate amount of the total book value of assets the Company under management, annualized and paid monthly at the sole discretion of the Manager.

Asset Disposition Fee - The Asset Disposition Fee is a fee paid to Manager by Company upon the sale and disposition of a Company Property. Upon the sale of a Company Property, the Manager shall receive a fee of two percent (2%) of the real property asset sale price, including upon liquidation of the Company or the sale of all or substantially all of the Company’s assets, which shall be paid to Manager at closing of the sale of such Property.

Manager Fee Schedule – Discretionary Fees

Asset Acquisition Fee – The Asset Acquisition Fee is a fee paid to Manager by Company following the purchase of real property on behalf of the Company. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to a minimum of one percent (1%) to a maximum of three percent (3%) of the book value of the Property acquired by the Company payable to the Manager after the closing and settlement of the respective Company asset acquisition.

Credit Facility Guarantee Fee – The Credit Facility Guarantee Fee is a fee paid to Manager by Company for securing funds for Company use by submitting personal guarantees on behalf of Company. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, in an amount not to exceed two percent (2%) of the Company’s total credit facilities or capacity that is personally guaranteed by either the Manager or any principal(s) or member(s) of the Manager. The Credit Facility Guarantee Fee will be payable to Manager in arrears at a rate of one-half of one percent (0.50%) of the prorated total balance of the Company credit facilities or capacity that are personally guaranteed on the first day of that fiscal quarter.

Project Development Fee – The Project Development Fee is a fee paid to Manager by Company for fulfilling management and administration duties required to effectuate development and improvement(s) of Company Property. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to a minimum of five percent (5%) to a maximum of fifteen percent (15%) of the total project expenses attributable to the improvement of a Company Property payable to the Manager at the completion of the Company’s Property improvement project.

Manager Share of Company Net Distributable Proceeds

Prior to the return of all capital investments by Class A Members, the Manager is entitled to receive thirty percent (30%) of the net distributable proceeds generated by operations of the Company (the “Incentive Allocation”) as more particularly described in Exhibit “1” of the Operating Agreement. After the return of all capital contributions made by Class A Members and their respective unrecovered capital contribution account balances are zero, the Class B Member is entitled to receive thirty percent (30%) of the net distributable proceeds of the Company and Class A Members entitled to seventy percent (70%) of the net distributable proceeds for the remaining operating life of the Company.

Manager Costs and Expense Reimbursement

The Manager shall be reimbursed by the Company for all operating expenses, fees, or costs incurred on behalf of the Company, including, without limitation, organizational expenses, legal fees, filing fees, accounting fees, costs of reporting to any governmental agencies, insurance premiums, travel, identification of real property, due diligence efforts, underwriting of assets for the Company, costs associated with evaluating any potential real estate-related investments, sales commissions and expenses such as real estate commissions, leasing agent fees, mortgage brokerage fees, costs associated with communication with Members, “broken deal” costs and fees, closing costs related to each real property or real estate-related investment vehicle, consulting fees related to the Company, and any other Company-related costs and expenses. The Manager may subcontract due diligence functions to third parties (e.g. appraisers, inspectors, subcontractors, real estate brokers, etc.) for the benefit of the Company and the costs of which will be Company expenses.

Compensation to Affiliates

Manager will engage and utilize affiliates of Manager and Company to perform various service on behalf of Company such as performing real property due diligence efforts, real property administration, oversight and management of real property development and construction of improvements, and real property management and maintenance. Any affiliate utilized by Manager will be compensated by Manager for any activity performed for the benefit of the Company based upon then current market rates for any services rendered to the Company by the affiliate. The affiliate will also be reimbursed by Manager for the reasonable expenses incurred by the affiliate while performing services for the benefit of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table contains certain information as of the Effective Date as to the number of voting Units beneficially owned by (i) each person known by the Company to own beneficially more than ten percent (10%) of the Company’s Units, (ii) each person who is a Manager of the Company, (iii) all persons as a group who are Managers and/or Officers of the Company, and as to the percentage of the outstanding Units held by them on such dates and as adjusted to give effect to this Offering.

As of the date of this Offering there are no option agreements or other instruments in place providing for the purchase of the Company’s Class A or Class B Units.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B Units	Spark Invests, LLC 350 Westfield Road, Suite 400 Noblesville, Indiana 46060	20,000,000 Units	-	100%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has not had any related-party transactions within the previous two (2) fiscal years.

FEDERAL TAX TREATMENT

The following is a summary of certain relevant federal income tax considerations resulting from an investment in Spark Fund One, LLC but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

Prospective Investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General Partnership Discussion

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Rules

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of three thousand dollars ($3,000.00). A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by a tax professional selected by the Manager.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company's Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and,

7.	The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

SECURITIES BEING OFFERED

The securities being offered are equity interests in Spark Fund One, LLC. The equity interests are in the form of Class A LLC membership interests represented by Class A Units. Class A Units, as a Class of Company Members, constitute a total equity interest in the Company of seventy percent (70%) with the remaining thirty percent (30%) of equity interest in the Company vesting to Class B Members. To determine the percentage of ownership in the Company, the LLC membership interests are denominated into Units, with a ratio whereby the number of Class A Units owned by Investor is divided by total number of outstanding Class A Units multiplied by a factor of 0.7. Each Class A Unit is offered by Company at one U.S. dollar ($1.00) per Class A Unit. The Minimum Investment Amount to become a Class A Member is five hundred U.S. dollars ($500.00) or five hundred (500) Class A Units.

By purchasing Class A Units through this Offering, an Investor will become a Class A Member of the Company and will be granted rights as stated below.*

*Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with Membership in the Company, please see Exhibit 3, “Operating Agreement.” All capitalizations in this section are defined in Article I of the Operating Agreement and all references to Sections or Articles relate to the applicable Section or Article in the Operating Agreement.

The business and affairs of the Company shall be managed, operated and controlled by or under the exclusive direction of the Manager. The Manager shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval or knowledge of the Members. All Company investment, operations, managerial and day-to-day activity decisions shall be made by the Manager.

DISTRIBUTION RIGHTS

The Manager may distribute cash to Members from Net Distributable Proceeds, as defined within the Operating Agreement, in amounts and at times solely at the Manager’s discretion. Distributions to Members, when made, will be allocated among them in proportion to their Percentage Interests (pro-rata ownership) in the Company as is further defined in the Operating Agreement. The ability of Company to make distributions is expected to be evaluated by Manager on a periodic basis, although as of the date of this Offering the Company is unable to anticipate when there may be sufficient cash available for any distributions after investing activities have commenced, at the sole discretion of the Manager. Distributions shall be prorated for each Member in accordance with the time they become a Member of the Company.

Preferred Allocations and Distributions from Net Distributable Proceeds

Net Distributable Proceeds determined by the Manager to be disbursed to Members shall be allocated and distributed as follows:

1.	First, one hundred percent (100%) of Net Distributable Proceeds shall be paid to Class A Members until they receive an amount equal to a prorated, non-compounded per annum IRR of eight percent (8.0%) on their respective Capital Contribution (the “Preferred Return”).

2.	Second, after the Class A Members have received their Preferred Return for the specific year in its totality, seventy percent (70%) of Net Distributable Proceeds shall be paid to the Class A Members as a return of Capital Contributions, with the remaining thirty percent (30%) of the Net Distributable Proceeds to be paid to the Class B Members as the Incentive Allocation.

3.	Lastly, after all Capital Contributions are returned to Class A Members through Net Distributable Proceeds and their respective Unrecovered Capital Contribution account balances are zero, Class A Members will receive seventy percent (70%) of and the Class B Member will receive thirty percent (30%) of any further Net Distributable Proceeds for the remaining life of the Company payable in amounts and at times that are at the sole discretion of Manager

No Member, regardless of the nature of the Member’s Capital Contribution, has any right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept a distribution of any asset in kind. The Manager may, with the consent of the Member receiving the distribution, distribute specific property or assets of the Company to one or more Members.

VOTING RIGHTS

Pursuant to the Operating Agreement, a matter relating to the activities and affairs of the Company shall be exclusively decided by the Manager, except as expressly provided below.

1.	Votes Requiring Unanimous Approval of All Members. Unanimous consent of all Company Members is required to:
a)	authorize an act that is not in the ordinary course of the business of the Company;
b)	amend the Articles of Organization of the Company; or,
c)	make substantive amendments to the Operating Agreement.

2.	Votes Requiring Approval of a Supermajority of Interests of All Members. A vote of Members holding not less than seventy five percent (75%) of all Class A and Class B Interests, not including those Interests held by Manager, is required to issue a Notice to Perform or remove the Manager for Cause (see the definition of “Cause” in Section 4.6.3 of Exhibit 3, the Operating Agreement).

3.	Votes Requiring Approval of a Majority of Interests of both Member Classes. A vote of Members holding not less than fifty percent (50%) of each class, voting as a class, is required to:
a)	admit one or more Additional Members to the Company through the sale of additional Units after closing of the Offering;
b)	approve any loan to any Manager or any guarantee of a Manager’s obligations; or,
c)	amend the Operating Agreement in such a way as to change the Preferred Allocations or adversely affect the rights, or interest in the capital, distributions, profits, or losses of any Member thereto.

4.	Votes Requiring Approval of a Majority of Interests of All Members. A vote of Members holding no less than a majority (50%) of all Interests of the Company is required to approve and appoint new Manager(s) to the Company if there exists vacancy in the Manager position.

LIQUIDATION RIGHTS

Upon the dissolution and termination of the Company the Manager shall proceed to wind up the affairs of the Company. During such winding-up process, the Profits, Losses, and Distributions of the Distributable Cash shall continue to be shared by the Members in accordance with Article 11 of the Operating Agreement.

The proceeds from the liquidation of the Company’s assets will be applied and distributed in the following order:

1.	First, to creditors in the payment and discharge of all of the Company’s Debts and other Liabilities (whether by payment or the making of reasonable provision for payment thereof to the extent required by the Act), including any Member Loans and accrued Manager fees;

2.	Second, to the Members, pro-rata in accordance with their Unrecovered Capital Contributions until such Capital Contributions have been returned in full; and,

3.	Third, in accordance with the profit and loss Allocations as found in Section 7.1.1 of the Operating Agreement.

NO PREEMPTIVE RIGHTS

Class A Members have no preemptive rights to Company securities made through future offerings.

NO CONVERSION RIGHTS

Class A Members have no conversion rights.

NO REDEMPTION OR WITHDRAWAL PROVISIONS

The Company does not permit Members to redeem Interests or to withdraw from Company membership.

NO SINKING FUND PROVISIONS

The Operating Agreement provides for no sinking fund provisions for Company Units.

NO LIABILITY TO FURTHER CALLS OR TO ASSESSMENT BY THE ISSUER

The Operating Agreement does not provide for further calls or to assessment by the Company.

RESTRICTIONS ON ALIENABILITY AND TRANSFERS

No Class A Member may, either directly or indirectly, sell, exchange, transfer, assign, make a gift of, pledge, encumber, hypothecate or alienate (each a “Transfer”) his, her or the entity’s Class A Membership Interest in the Company consisting of Class A Units to any Person, without the prior written consent of the Manager or the proposed transfer of Class A Units meets the explicit conditions of a Permitted Transfer as defined in Article 9 of the Operating Agreement. No transferee of a Class A Member’s Interest(s) may be admitted as a Member, unless Manager approves the transfer of the Class A Membership Interest and admission of the transferee as a Member in writing; such approval may withheld, conditioned or delayed in Manager’s sole and absolute discretion. Any attempt to transfer any such Class A Member Interests consisting of Class A Units in violation of Article 9 of the Operating Agreement shall be null and void ab initio..

REPORTS TO MEMBERS AS REQUIRED BY THE OPERATING AGREEMENT

As soon as practicable after the end of fiscal year, but in no event later than one hundred twenty (120) days after the end of such fiscal year, the Manager shall provide to each Member Audited financial statements of the Company as of the end of and for such fiscal year, including a Statement of Assets, Liabilities, and Members’ Equity and statement of operations, together with the report thereon of the Company’s independent certified public accountant or accounting firm, and a statement of properties of the Company, including the cost of such properties.

No later than March 31st of each year, the Company will provide Members a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Internal Revenue Service Code (“IRS Code”), together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscalyear and the amount of such Member’s Capital Account at the end of such fiscal year, and such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare federal and state income tax returns.

As soon as practicable after the end of each semi-annual period, but in no event later than ninety (90) days following the end of each such period, the Manager shall prepare and e-mail, mail or make available on its secure website, to each Member (i) the Company’s unaudited financial statements as of the end of such fiscal semi-annual and for the portion of the fiscal year then ended, (ii) a statement of the properties of the Company, including the cost of all properties, and (iii) a report reviewing the Company’s activities and business strategies for such period. The Manager shall cause the Company reports to be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

LIMITED LIABILITY OF MEMBERS

Except as expressly set forth in the Operating Agreement or required by law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. Similarly, except as expressly set forth in the Operating Agreement or required by law, no Manager shall be personally liable for any debt, obligation, or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Manager of the Company.

Further, except as otherwise provided by the Operating Agreement or expressly required by law, a Member, in the Member’s capacity as such, shall have no liability in excess of (i) such Member’s Capital Account and share of any undistributed profits of the Company, (ii) such Member’s obligations to make other payments pursuant to the obligation to make capital contributions to the Company hereunder which shall be an obligation strictly among and enforceable by the Members, and no third party shall be a third-party beneficiary thereof, and (iii) the amount of any distributions wrongfully distributed to such Member.

Additionally, to the extent that, at law or in equity, the Manager or any other indemnitee would have duties (including fiduciary duties) to the Company, to any Member, to any Person who acquires an interest in the Company or to any other Person bound by the Operating Agreement, all such duties (including fiduciary duties) are eliminated in the Operating Agreement, to the fullest extent permitted by law, and replaced with the duties expressly set forth within the Operating Agreement.

Neither the Manager, nor their shareholders, officers, directors, employees or agents, shall have any liability whatsoever to the Company or to any Member for any loss suffered by the Company or any Member which arises out of any action or inaction of the Manager or any of their shareholders, officers, directors, employees or agents, so long as the Manager or such other Persons acted in good faith and in a manner which the Manager or such other Persons reasonably believed to be in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct.

NO DISCRIMINATION PROVISIONS

There are no provisions discriminating against any existing or prospective holder of Company Units as a result of such Member owning a substantial amount of Company Units.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Company is newly formed specifically to pursue its proposed business and has no prior experience raising or investing funds. However, Vita Investment Holdings, LLC, an Affiliate of the Company, has participated in raising capital for projects with investment objectives that are similar to the investment objectives of the Company.

The projects more fully described below were deemed to be similar in nature in that they raised funds from private equity offerings and Low-Income Housing Tax Credit bond offerings for the primary purpose of acquiring, developing and operating senior-living communities for income-production and as long-term investment assets for potential future sale.

Because of the above stated similarities, investors who are considering purchasing Class A Units in the Company may find it useful to review information about the following senior-living projects. Notwithstanding the forgoing, prospective investors should bear in mind that prior performance is not indicative of or guarantee future results. The fact that a prior senior-living project has been successful, or to the contrary unsuccessful, does not mean that the Company will experience the same results.

There were no major adverse business developments or conditions experienced by the Company Affiliate and principals in completing the senior-living community projects detailed below that would be material to purchasers of the Company’s interests. Generally, the Projects that were begun in late-2021 and early-to-mid-2022 were impacted to some degree due to residual market effects of COVID-19 which presented as building-material supply chain disruptions or delays and the slow decrease of the inflated costs of some building materials. However, the Company Affiliate-related Projects successfully mitigated both of those transitory issues. Recent experience has shown that building-material supply chains have either rebounded or adjusted to current demand and what were inflated material costs have returned to levels more consistent with historical costs. Prior supply-chain disruptions and excessive building material costs appear to have been transitory and no longer present.

Principals of Company Affiliate and Manager Possessing Comparable Prior Experience

The principals of Company affiliate Vita Investment Holdings, LLC and the Company’s Manager, Vita Asset Management, LLC, create dynamic and innovative options for development of senior housing with an intentional focus on the active adult, independent living, assisted living and memory care segments. Led by its founder, Mr. Paul Ezekiel “Zeke” Turner, and joined by senior executive Mr. Warren Byrd, Vita Investment Holdings, LLC is a full-service developer, owner and management company, which directs and influences the entirety of the property development process from site acquisition to groundbreaking and facility construction to ribbon cutting. As the Developer, Vita Investment Holdings, LLC collaborates with the designers, architects, contractors and consultants in the industry to create innovative and care-driven properties. Further, they also oversee all construction activity to make sure that the projects are not just on schedule and on budget, but to ensure that the quality of the design becomes a reality.

Over the past twenty (20) years, the principals of the Company Manager, through Vita Investment Holdings, LLC, have developed or acquired over fifteen million (15,000,000) square feet of real estate across varying commercial and residential categories, including student housing, medical, residential, automotive and industrial projects. In addition, the principals of Vita Investment Holdings, LLC and the Company’s Manager have led the creation or launch of multiple public company offerings and been involved in hundreds of acquisitions. In the healthcare space alone, these principals have directed the development and completion of more than fifty (50) healthcare properties across the United States. This healthcare property development work has been recognized by Senior Housing News, winning the Architecture & Design Award in 2013, 2014 and 2015. Their successful track record includes collaborating with the nation’s top operators, contractors, REIT’s and suppliers to deliver environments that transform lives and build lasting value.

The Company Manager’s principals’ expertise in designing and building properties, along with the comprehensive efficiency of each facilities’ services, uniquely positions the Company for future success. Vita Investment Holdings, LLC is leading the way as proponents of change in the senior housing industry, with innovative designs that provide dignity and meet the expectations of a present generation. Following a social rather than medical model, its built-in community destinations (including theaters, restaurant, music rooms, cafes and more), are the focus of the architectural plans. Vita Investment Holding LLC’s involvement with building brands and strategic alliances has served to enhance its own investments, while still improving lives and creating jobs on a broader scale.

The following is a comprehensive list of projects completed by the principals of Vita Investment Holdings, LLC and the Company’s Manager that possess similar investment objectives as the Company:

Property Location	Unit Type and Count	Total Unit Count	Certificate of Occupancy	Actual Total Development Costs (in thousands)	Budget Variance (+ is over - is under)
Lafayette, IN	68 SNF / 39 AL 29 MC	136	10-May	$10,663	0.18%
Noblesville, IN	56 SNF / 39 AL 30 MC	125	10-Nov	$10,343	0.12%
Lawrenceburg, IN	68 SNF / 39 AL 29 MC	136	11-Feb	$9,379	0.80%
Valparaiso, IN	71 SNF / 34 AL 22 MC	127	12-Jun	$10,807	0.50%
Marion, IN	70 SNF / 30 AL	100	12-Mar	$13,427	-0.73%
Mishawaka, IN	70 SNF / 30 AL	100	12-Nov	$12,735	1.07%
Wabash, IN	70 SNF / 30 AL	100	12-Nov	$14,780	2.08%
Springfield, IL	75 SNF	75	13-Apr	$13,284	-1.29%
Westfield, IN	70 SNF / 30 AL	100	13-Jun	$15,690	1.34%
Avon, IN	70 SNF / 30 AL	100	13-Aug	$13,313	3.76%
Crawfordsville, IN	70 SNF / 30 AL	100	13-Oct	$12,284	4.03%
Castleton, IN	70 SNF / 30 AL	100	13-Nov	$13,623	4.12%
Arlington, IN	70 SNF / 30 AL	100	14-Jan	$13,213	3.96%
Kokomo, IN	70 SNF / 30 AL	100	14-Jan	$12,582	2.48%
South Bend, IN	70 SNF / 30 AL	100	14-Jun	$13,710	1.90%
Indianapolis, IN	70 SNF / 30 AL	100	14-Sep	$12,701	2.44%
Lafayette, IN	70 SNF / 30 AL	100	14-Dec	$13,914	1.50%
Terre Haute, IN	70 SNF / 30 AL	100	15-Jan	$14,431	1.81%
Lafayette, CO	70 SNF / 29 AL	99	15-Feb	$16,791	1.62%
Carmel, IN	70 SNF / 20 AL	90	15-Mar	$15,630	0.68%
Crown Point, IN	70 SNF / 30 AL	100	15-May	$15,806	0.78%
Bloomington, IN	70 SNF / 23 AL	93	15-Jun	$13,346	-0.23%
Dyer, IN	70 SNF / 30 AL	100	15-Jun	$20,661	0.35%
Kansas City, KS	70 SNF / 30 AL	100	15-Nov	$15,231	0.74%
Overland Park, KS	100 SNF/24 AL	124	15-Oct	$19,582	0.46%
Olathe, KS	70 SNF / 30 AL	100	15-Nov	$16,506	-0.32%
Richmond, IN	70 SNF	70	15-Nov	$11,957	0.25%
Plano, TX	70 SNF / 30 AL	100	15-Aug	$16,687	-3.83%
Topeka, KS	70 SNF / 24 AL	94	16-Jun	$16,087	0.00%
Chesterton, IN	70 SNF / 36 AL	106	15-Dec	$19,128	0.04%
Mooresville, IN	70 SNF	70	15-Nov	$12,835	0.27%
Colorado Springs, CO	97 SNF / 28 AL	125	16-Mar	$19,908	0.46%
Leawood, KS	70 SNF / 24 AL	94	17-Mar	$18,477	-2.82%
Fort Worth, TX	70 SNF / 24 AL	94	17-Feb	$21,385	-4.60%
Houston, TX	70 SNF / 24 AL	94	17-Jan	$18,368	-0.71%
Wichita, KS	70 SNF / 24 AL	94	16-Dec	$17,368	0.23%
Waco, TX	86 SNF / 30 AL	116	17-Feb	$20,064	-2.33%
Fort Collins, CO	70 SNF / 23 AL	93	17-Jan	$21,165	-2.29%
Aurora, CO	100 SNF	100	16-Dec	$22,462	4.77%
Phoenix, AZ	70 SNF / 24 AL	94	17-Apr	$22,454	1.03%
Houston, TX II	70 SNF	70	17-Aug	$16,800	-0.07%
Columbia, MO	70 SNF	70	17-Nov	$15,746	0.41%
Omaha, NE	76 SNF	76	17-Dec	$18,836	0.00%
Lincoln, NE	72 SNF	72	17-Sep	$16,915	1.85%
Round Rock, TX	70 SNF	70	18-Oct	$18,857	-1.19%
San Antonio, TX II	105 SNF	105	18-Oct	$26,778	-3.75%
Webster, TX	70 SNF	70	18-Nov	$18,876	-4.55%
Vita of Marion, IN	108 AL/32 MC	140	23-Jan	$35,535	0.50%
Heritage of Yorktown, IN	45 AL/MC	45	23-Aug	$6,539	0.00%
Heritage of Union City, IN	77 AL / MC	77	24-Jan	$13,819	1.00%
Vita of New Whiteland, IN	72 AL / 40 MC	112	24-May	$31,939	0.00%
Vita of Greenfield, IN	72 AL / 40 MC	112	24-Jun	$30,898	1.50%
AFR Indiana	168 Multi	168	24-Aug	$26,853	-5.00%
Vita of New Whiteland, IN	131 IL	131	24-Sep	$26,018	3.84%
Vita of Greenfield, IN	131 IL	131	24-Nov	$23,044	1.92%
Total	55 Projects	5,498		$949,824	0.38%

Key: SNF = Skilled Nursing Units, AL = Assisted Living Apartments, MC = Memory Care Units, IL = Independent Living or Active Adult, Multi = Multifamily Apartments

Company Affiliate Projects With Similar Investment Objectives in Most Recent Five (5) Years

In the most recent five (5) year period, the principals of the Company’s Manager and Vita Investment Holdings, LLC, specifically Mr. Turner and Mr. Byrd, completed six (6) projects possessing similar investment objectives as the Company proposes in the Use of Proceeds section above. The five (5) senior-living residential campus and one (1) multi-family, low-income residential complex projects completed between the years 2023 and 2025 contain a total of nine hundred sixteen (916) living units. The senior-living facilities include Vita of Marion, IN, Heritage of Union City, IN, Heritage of Yorktown, IN, Vita of Greenfield, IN, and Vita of New Whiteland, IN and the multifamily residential complex project is AFR of Indiana. Each project required Vita Investment Holdings, LLC, as the Developer, to procure investment capital in various forms of debt and equity to finance and complete the projects. The following sections provide additional detail concerning the individual projects performed by the Company Affiliate Vita Investment Holdings, LLC that have similar investment objectives as the Company.

The Company is providing a number of summary tables for the six (6) projects with similar investment objectives as those of the Company that illustrate the character and data specific to those projects. The purpose and content of each summary Table are:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects with offerings closed within the last three (3) years	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Compensation to Sponsor	Projects where the Sponsor received compensation within the last three (3) years	Describes all compensation paid to the sponsor and the form within the last three years.
III. Operating Results	Projects with offering that closed within the last five (5) years	Sets forth the annual operating results of the Projects included.
IV. Completed Projects	Projects completed where the property is no longer owned in Last five (5) years	Summarizes the results of the Projects included, including the return to Project investors.
V. Sales of Property	Projects where the property was sold in the last three (3) years	Summarizes the result of property sales.
VI. Purchases of Property	Property development or purchases in the last three (3) years	Summarizes each property purchase, including number of units, purchase price, and financing.

Table I. Experience in Raising and Investing Funds (Unaudited)

Table I sets forth the experience in raising and investing funds of prior real estate programs with similar investment objectives as the Company whose offerings closed during the three (3) years.

	Vita of Marion*	Heritage of Yorktown*	Heritage of Union City*	Vita of Greenfield#	Vita of Greenfield*	Vita of New Whiteland#	Vita of New Whiteland*	AFR Indiana
	Marion, IN	Yorktown, IN	Union City, IN	Greenfield, IN	Greenfield, IN	New Whiteland, IN	New Whiteland, IN	Acadia, IN
	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Dollar Amount Offered	$10,089,753	$2,566,198	$4,049,572	$8,766,841	$7,673,233	$6,286,723	$7,779,280	$8,059,974
Dollar Amount Raised (100%)	$10,089,753	$2,566,198	$4,049,572	$8,766,841	$7,673,233	$6,286,723	$7,779,280	$8,059,974
Less Offering Expenses:
Selling Commissions/Discounts Retained by Affiliates
Organizational and Offering Expenses
Other (explain in footnote)
Reserves
Percent Available for Investment
Acquisition Costs
Prepaid Items/Fees Related to Purchase of Property
Cash Downpayment
Acquisition Fees (1)	$100,000			$100,000	$100,000	$100,000	$100,000
Other (explain in footnote)
Total Acquisition Cost	$100,000	$-	$-	$100,000	$100,000	$100,000	$100,000	$-
Percent Leverage (mortgage financing divided by total acquisition cost)	72%	63%	71%	66%	75%	73%	73%	71%
Date Offering Began	4/14/2021	6/22/2022	6/22/2022	9/7/2023	4/24/2023	4/27/2023	11/1/2022	9/22/2023
Length of Offering (in months)	2	5	5	1	1	1	1	1
Months to Invest 90% of Amount Available for Investment	12	4	6	6	12	6	6	7

* = Assisted Living Facility

# = Independent Living Facility

NOTE: (1) - Acquisition Fees defined as approximate total legal expenses and application fees associated with preparation of bond offering package paid for by Issuer Affiliate, Vita Investment Holdings, LLC.

Table II - Compensation to Sponsor (Unaudited)

Table II sets forth the compensation to the sponsor in real estate programs with similar investment objectives as the Company whose offerings closed during the three (3) years.

	Vita of Marion*	Heritage of Yorktown*	Heritage of Union City*	Vita of Greenfield#	Vita of Greenfield*	Vita of New Whiteland#	Vita of New Whiteland*	AFR Indiana
	Marion, IN	Yorktown, IN	Union City, IN	Greenfield, IN	Greenfield, IN	New Whiteland, IN	New Whiteland, IN	Acadia, IN
	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Date Offering Commenced	January 2023	August 2023	January 2024	November 2024	June 2024	September 2024	May 2024	August 2024
Dollar Amount Raised	$10,089,753	$2,566,198	$4,049,572	$8,766,841	$7,673,233	$6,286,723	$7,779,280	$8,059,974
Amount Paid to Sponsor from Offering Proceeds:
Underwriting Fees	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition Fees	$-	$-	$-	$-	$-	$-	$-	$-
Real Estate Commissions	$-	$-	$-	$-	$-	$-	$-	$-
Advisory Fees	$-	$-	$-	$-	$-	$-	$-	$-
Other - Development Fees Accrued (1)	$2,476,520	$1,828,125	$1,828,125	$3,765,000	$4,150,000	$3,650,000	$3,975,000	$3,842,000
Development Fees Paid to Sponsor	$400,000	$435,550	$190,754	$1,221,161	$1,037,432	$800,000	$1,219,360	$1,289,000
Deferred and Unpaid Development Fees (2)	$2,076,520	$1,392,575	$1,637,371	$2,543,839	$3,112,568	$2,850,000	$2,755,640	$2,553,000
Dollar Amount of Cash Generated from Operations	$-	$-	$-	$-	$-	$-	$-	$-
(before deducting payments to sponsor)
Amount Paid to Sponsor from Operations:
Property Management Fees	$-	$-	$-	$-	$-	$-	$-	$-
Partnership Management Fees	$-	$-	$-	$-	$-	$-	$-	$-
Reimbursements	$-	$-	$-	$-	$-	$-	$-	$-
Leasing Commissions	$-	$-	$-	$-	$-	$-	$-	$-
Other (identify and quantify)	$-	$-	$-	$-	$-	$-	$-	$-
Dollar Amount of Property Sales and Refinancing:
(before deducting payments to sponsor)
Cash	$-	$-	$-	$-	$-	$-	$-	$-
Notes	$-	$-	$-	$-	$-	$-	$-	$-
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	$-	$-	$-	$-	$-	$-	$-	$-
Incentive Fees	$-	$-	$-	$-	$-	$-	$-	$-
Other (identify and quantify)	$-	$-	$-	$-	$-	$-	$-	$-

* = Assited Living Facility

# = Independent Living Facility

NOTE: (1) Total Development Fees for either the (i) development and construction of or (ii) renovation and improvement of the Property paid to Affiliate of Issuer, Vita Investment Holdings, LLC.

(2) Deferred Development Fees will be paid in future periods based upon the cash flows generated by the Property in those relevant future periods.

Table III – Operating Results of Prior Programs (Unaudited)

Table III sets forth the operating results of properties included in prior real estate programs or properties with similar investment objectives as the Company within the last five (5) years.

	Vita of Marion*	Vita of Marion*	Heritage of Yorktown*	Heritage of Yorktown*	Heritage of Union City*	Heritage of Union City*	Vita of Greenfield*	Vita of Greenfield*
	Marion, IN	Marion, IN	Yorktown, IN	Yorktown, IN	Union City, IN	Union City, IN	Greenfield, IN	Greenfield, IN
Operating Results for:	2023	2024	2023	2024	2023	2024	2023	2024
Gross Revenues	$2,605,281.00	Unavailable	$180,765.00	Unavailable	N/A	Unavailable	N/A	Unavailable
Profit on Sale of Properties					N/A		N/A
Less: Operating Expenses	$3,266,364.00		$803,025.00		N/A		N/A
Interest Expense	$1,307,300.00		$371,305.00		N/A		N/A
Depreciation	$903,034.00		$103,523.00		N/A		N/A
Net Income -- GAAP Basis	$(2,871,417.00)		$(1,097,088.00)		N/A		N/A
Taxable Income					N/A		N/A
from Operations					N/A		N/A
from Gain on Sale					N/A		N/A
Cash Generated from Operations					N/A		N/A
Cash Generated from Sales					N/A		N/A
Cash Generated from Refinancing					N/A		N/A
Cash Generated from Operations, Sales and Refinancing					N/A		N/A
Less: Cash Distributions to Investors					N/A		N/A
from Operating Cash Flow					N/A		N/A
from Sales and Refinancing					N/A		N/A
from Other					N/A		N/A
Cash Generated (deficiency) after Cash Distributions					N/A		N/A
Less: Special Items (Not Including Sales and Refinancing)					N/A		N/A
Cash Generated (deficiency) after Cash Distributions and Special Items	$(2,871,417.00)		$(1,097,088.00)		N/A		N/A

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary Income (loss)		Unavailable		Unavailable	N/A	Unavailable	N/A	Unavailable
from Operations					N/A		N/A
from Recapture					N/A		N/A
Capital Gain (loss)					N/A		N/A
Cash Distributions to Investors
Source (on GAAP Basis)					N/A		N/A
Investment Income					N/A		N/A
Return of Capital					N/A		N/A
Source (on Cash Basis)
Sales					N/A		N/A
Refinancing					N/A		N/A
Operations					N/A		N/A
Other					N/A		N/A
Amount (in percentage terms) remaining invested in program properties
at the end of the last year reported in the Table		100		100		100	N/A	100
(original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)

N/A = Not Applicable

*: Assisted Living

#: Independent Living

NOTE: Unavailable = Reliable Financial Statements for FY 2024 are not available for these Properties on the date of this Offering.

	Vita of Greenfield#	Vita of Greenfield#	Vita of New Whiteland*	Vita of New Whiteland*	Vita of New Whiteland#	Vita of New Whiteland#	AFR Indiana	AFR Indiana
	Greenfield, IN	Greenfield, IN	New Whiteland, IN	New Whiteland, IN	New Whiteland, IN	New Whiteland, IN	Acadia, IN	Acadia, IN
Operating Results for:	2023	2024	2023	2024	2023	2024	2023	2024
Gross Revenues	N/A	Unavailable	N/A	Unavailable	N/A	Unavailable	N/A	Unavailable
Profit on Sale of Properties	N/A		N/A		N/A		N/A
Less: Operating Expenses	N/A		N/A		N/A		N/A
Interest Expense	N/A		N/A		N/A		N/A
Depreciation	N/A		N/A		N/A		N/A
Net Income -- GAAP Basis	N/A		N/A		N/A		N/A
Taxable Income	N/A		N/A		N/A		N/A
from Operations	N/A		N/A		N/A		N/A
from Gain on Sale	N/A		N/A		N/A		N/A
Cash Generated from Operations	N/A		N/A		N/A		N/A
Cash Generated from Sales	N/A		N/A		N/A		N/A
Cash Generated from Refinancing	N/A		N/A		N/A		N/A
Cash Generated from Operations, Sales and Refinancing	N/A		N/A		N/A		N/A
Less: Cash Distributions to Investors	N/A		N/A		N/A		N/A
from Operating Cash Flow	N/A		N/A		N/A		N/A
from Sales and Refinancing	N/A		N/A		N/A		N/A
from Other	N/A		N/A		N/A		N/A
Cash Generated (deficiency) after Cash Distributions	N/A		N/A		N/A		N/A
Less: Special Items (Not Including Sales and Refinancing)	N/A		N/A		N/A		N/A
Cash Generated (deficiency) after Cash Distributions and Special Items	N/A		N/A		N/A		N/A

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary Income (loss)	N/A	Unavailable	N/A	Unavailable	N/A	Unavailable	N/A	Unavailable
from Operations	N/A		N/A		N/A		N/A
from Recapture	N/A		N/A		N/A		N/A
Capital Gain (loss)	N/A		N/A		N/A		N/A
Cash Distributions to Investors
Source (on GAAP Basis)	N/A		N/A		N/A		N/A
Investment Income	N/A		N/A		N/A		N/A
Return of Capital	N/A		N/A		N/A		N/A
Source (on Cash Basis)
Sales	N/A		N/A		N/A		N/A
Refinancing	N/A		N/A		N/A		N/A
Operations	N/A		N/A		N/A		N/A
Other	N/A		N/A		N/A		N/A
Amount (in percentage terms) remaining invested in program properties
at the end of the last year reported in the Table	N/A	100	N/A	100	N/A	100	N/A	100
(original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)

N/A = Not Applicable

*: Assisted Living

#: Independent Living

NOTE: Unavailable = Reliable Financial Statements for FY 2024 are not available for these Properties on the date of this Offering.

Table IV – Completed Programs (Unaudited)

Table IV summarizes the results of the projects completed within the last five (5) years. This table is inapplicable because there are no "Completed Programs." All properties developed within last five (5) years by Company Affiliates with similar investment objectives as Issuer continue as operating entities as of the date of this Offering.

Table V - Sales of Property (Unaudited)

Table V summarizes the results of properties sold within the last three (3) years. This table is inapplicable because there are no sales or disposals of properties to report. All Properties developed by Programs of Company Affiliates having similar investment objectives as Issuer continue as operating entities as of the date of this Offering.

Table VI – Acquisition of Properties by Program (Unaudited)

Table VI summarizes the purchase of property with similar investment objectives that were purchased or developed properties completed within the last three (3) years.

	Vita of Marion*	Heritage of Yorktown*	Heritage of Union City*	Vita of Greenfield#	Vita of Greenfield*	Vita of New Whiteland#	Vita of New Whiteland*	AFR Indiana
Location of Property	Marion, IN	Yorktown, IN	Union City, IN	Greenfield, IN	Greenfield, IN	New Whiteland, IN	New Whiteland, IN	Acadia, IN
Type of Property (Single or Multifamily)	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Gross leasable space OR number of units and total square feet of units	140 Units; 125,436 SQ FT	45 Units; 33,600 SQ FT	77 Units; 55,400 SQ FT	131 Units; 143,196 SQ FT	112 Units; 98,817 SQ FT	131 Units; 143,196 SQ FT	112 Units; 98,817 SQ FT	168 Units; 244,508 SQ FT
Date of Purchase or Completion	January 2023	August 2023	January 2024	November 2024	June 2024	September 2024	May 2024	August 2024
Mortgage Financing at Date of Purchase	$25,445,000.00	$4,432,000.00	$10,112,000.00	$16,707,076.00	$23,225,000.00	$17,242,369.00	$21,405,000.00	$19,680,982.00
Cash Down Payment	$10,089,753.00	$2,566,198.00	$4,049,572.00	$8,766,841.00	$7,673,233.00	$6,286,723.00	$7,779,280.00	$8,059,974.00
Contract Purchase Price + Acquisition Fee	$35,534,753.00	$1,750,000.00	$3,250,000.00	$25,473,917.00	$30,898,233.00	$23,529,092.00	$29,184,280.00	$27,710,767
Other Cash Expenditures Expensed
Other Cash Expenditures Capitalized (1)		$5,248,198.00	$10,911,572.00					$30,189.50
Total Acquisition Cost	$35,534,753.00	$6,998,198.00	$14,161,572.00	$25,473,917.00	$30,898,233.00	$23,529,092.00	$29,184,280.00	$27,740,956.00

* = Assisted Living Facility

# = Independent Living Facility

NOTE: (1) Capital Expenditures made at Property consist of remodeling activity and improvements to the Property.

Description of Company Affiliate Projects With Similar Investment Objectives

Vita of Marion, IN

Vita of Marion is a full-service, mixed-use assisted-living and memory care community located in Marion, Indiana consisting of one hundred forty (140) residential units, totaling 125,436 square feet, which range in format and size from studio to one-bedroom and two-bedroom apartments contained within a single four (4) story structure that was completed in approximately January 2023. The apartment units are offered in both affordable Low Income Housing Tax Credit (“LIHTC”) and market-rate rent formats, along with accepting both private pay and Medicaid-waiver payments for services rendered. Of the one hundred forty (140) total units, one hundred eight (108) are assisted living units and thirty-two (32) are memory care units with all units being included under the Residential Care Facility (“RCF”) license. Ninety-eight (98) of the one hundred eight (108) assisted living units primarily target low and very low-income elderly, with most residents within the income eligibility level for Indiana’s PathWays for Aging (formerly known as the Aged and Disabled) Waiver and the remaining ten (10) units are available at the prevailing market rate. Twenty-four (24) of the thirty-two (32) memory care units are private pay at prevailing market rates and the remaining eight (8) are covered by Medicaid waivers. The assisted-living and memory care units are certified for Indiana’s PathWays for Aging Waiver Program for those residents that spend down their assets or relocate from the assisted living residential units.

Vita of Marion is a full-service facility providing three (3) daily meals in a restaurant-style dining room, social activities, transportation services, beauty/barber shop, library, fitness room, lounges, courtyards, patios as well as community and activity rooms. Certified staff including licensed nurses are on duty twenty-four (24) hours a day.

Vita of Marion Entity Corporate Structure and Relationships with Company Affiliates

Vita of Marion, LLC is a limited liability company organized and existing under the laws of the State of Indiana, whose principal business purpose is the ownership of the Vita of Marion facility. Vita of Marion MM, LLC, an Indiana limited liability company, is the Managing Member of Vita of Marion, LLC with a 0.01% capital interest in the Vita of Marion, LLC and the AHP Housing Fund 252, LLC, a Delaware limited liability company was the Investor Member acquiring a 99.99% interest in Vita of Marion, LLC. The Managing Member, Vita of Marion MM, LLC, is owned eighty percent (80%) by Vita Investment Holdings, LLC and twenty percent (20%) by Generous Heart – Marion Nonprofit, LLC, an Indiana limited liability company. Vita Investment Holdings, LLC was the Developer for the Vita of Marion facility.

Vita of Marion Capital Structure

Vita of Marion, LLC was capitalized utilizing both debt in the form of tax-free bonds and direct capital investment in an approximate 71.5% debt to 28.5% direct capital investment ratio. The bonds were fixed-term and fixed-rate instruments issued by the Indiana Housing and Community Development Authority (the “Issuer”), a public body corporate and politic of the State of Indiana, with the proceeds therefrom loaned to Vita of Marion, LLC for the purpose of providing funds for the payment and reimbursement of costs of acquiring, constructing and equipping the Vita of Marion facility. The Issuer offered to institutional investors debt instruments in the amounts of $23,445,000 aggregate Series 2021A Bonds due April 2024 and $2,000,000 Series 2021B Bonds due April 2041 for the project. The Investor Member made a capital contribution in an aggregate amount of approximately $10,089,753 to the Vita of Marion, LLC under an Operating Agreement, subject to adjustment as provided therein, which includes the delivery of a $1,404,300 surety bond to fund a Debt Service Reserve Fund (the “Surety Bond”) and thereafter received 99.99% of the equity ownership in Vita of Marion, LLC. Vita of Marion MM, LLC, as managing member received the remaining 0.01% of equity ownership in the Vita of Marion facility.

Company Affiliates that Received Compensation from Vita of Marion

The Company affiliate that received compensation directly from the Vita of Marion project was Vita Investment Holdings, LLC. During the development and construction of Vita of Marion, Vita Investment Holdings, LLC contracted to receive a total Development Fee in an amount equal to approximately $2,476,520 for acting as the Vita of Marion, LLC’s representative and advisor in all matters relating to the design, financing, construction, equipping, furnishing, testing and completion of the Vita of Marion project. Vita Investment Holdings, LLC has received $400,000 of the total Development Fee as of January 2025 with the remaining balance of approximately $2,076,520 being deferred and to be paid out of the future cash flows of the facility. The Managing Member of Vita of Marion, LLC, eighty percent (80%) owned by Vita Investment Holdings, LLC, is further scheduled to receive an Incentive Management Fee in an amount not to exceed $750,000 per year from facility operating cash flow through an Incentive Management Agreement between the Vita of Marion, LLC and the Managing Member for services provided in managing the business of the Vita of Marion, LLC. Vita of Marion MM, LLC has not begun receiving an Incentive Management Fee as of January 2025 and anticipates initiation of Incentive Management Fees from the facility commencing in 2028. Vita of Marion MM, LLC, as managing member received 0.01% of the equity ownership in the Vita of Marion facility with Vita Investment Holdings, LLC possessing an eighty percent (80%) equity interest in the managing member.

Financial Results Summary

The Vita of Marion project was completed with total construction costs of approximately $35,535,000 which exceeded the project budget of $35,356,000 by approximately $179,000 or 0.50%. Vita of Marion was completed in approximately January 2023, began the acceptance of applications for new residents and as of the date of this Offering continues to “lease up” available residential units with the occupancy rate being approximately seventy percent (70%). Table III depicts the Vita of Marion facility reporting 2023 Gross Revenues of $2,605,281, Net Income of negative $2,871,417 and a Cash deficiency of $2,871,417. As of the date of this Offering, reliable financial statements were not available for reporting or review for 2024.

Heritage Assisted Living of Yorktown, IN

Heritage Assisted Living of Yorktown (“Heritage of Yorktown”) is a full-service, mixed-use assisted-living and memory care community located in Yorktown, Indiana consisting of forty-five (45) studio units, either in a standard or ADA-adapted bathroom format, occupying a total of 33,600 square feet and contained within a one-story structure that was completed in August 2023. The studio apartments are offered in both affordable LIHTC and market-rate rent formats, along with accepting both private pay and Medicaid-waiver payments for services rendered. The assisted-living and memory care units are certified for Indiana’s PathWays for Aging Waiver Program for those residents that spend down their assets or relocate from the assisted living residential units. Heritage of Yorktown is full-service facility and provides three (3) daily meals in a restaurant-style dining room, snacks, social activities, transportation services, beauty/barber shop, library, fitness room, lounges, courtyard, patio, and community and activity rooms. Certified staff, including licensed nurses, are on duty twenty-four (24) hours each day.

Heritage of Yorktown Entity Structure and Relationships with Company Affiliates

AHP Yorktown AL, LLC is a limited liability company organized and existing under the laws of the State of Indiana, whose principal business purpose is the ownership of the Heritage of Yorktown facility. Generous Heart Community Development, Inc. (GHCD), an Indiana non-profit corporation founded by Mr. Paul E. Turner, purchased a pre-existing independent senior living facility and through expansion and modernization efforts transformed the property into the existing forty-five (45) unit assisted-living facility. The Clearinghouse Community Development Financial Institution (CCDFI) provided GHCD with a $4,432,000 loan to assist in financing the acquisition and development activity required to construct the Heritage of Yorktown facility. Vita Investment Holdings, LLC was the Developer for the expansion and finalization of the Heritage of Yorktown facility. The Heritage of Yorktown facility is managed by Vita Management, LLC.

Heritage of Yorktown Capital Structure

AHP Yorktown AL, LLC was capitalized utilizing both debt and direct capital investment in an approximate 68.7% debt to 31.3% direct capital investment ratio. Total aggregate debt utilized for the project including outstanding mortgage funds and loans was $4,432,000. Total capital investment in an aggregate amount of $2,107,000 was provided by GHCD and constitutes one hundred percent (100%) ownership interest in the Heritage of Yorktown facility.

Company Affiliates that Received Compensation from Heritage of Yorktown

The Company affiliate that received compensation directly from the Heritage of Yorktown project was Vita Investment Holdings, LLC. During the development and construction of Heritage of Yorktown, Vita Investment Holdings, LLC contracted to receive a total Development Fee in an amount equal to approximately $1,828,125. Vita Investment Holdings, LLC has received approximately $435,550 of the total Development Fee as of January 2025 with the remaining balance of approximately $1,392,575 being deferred and to be paid out of the future cash flows of the facility. Vita Management, LLC, as manager of the Heritage of Yorktown facility is contracted to receive a Management Fee in an amount equal to five percent (5%) of facility revenues.

Financial Results Summary

The Heritage of Yorktown project was completed with total construction costs of approximately $6,539,000 which equaled the project budget and provided neither a funding surplus nor deficit for the project. Heritage of Yorktown was completed in approximately August 2023, began the acceptance of applications for new residents thereafter and as the date of this Offering continues to “lease up” available residential units with the occupancy rate being approximately ninety percent (90%). Table III depicts the Heritage of Yorktown facility reporting 2023 Gross Revenues of $180,765, Net Income of negative $1,097,088 and a Cash deficiency of $1,097,088. As of the date of this Offering, reliable financial statements were not available for reporting or review for 2024.

Heritage Senior Living of Union City, IN

Heritage Senior Living of Union City (“Heritage of Union City”) is a full-service, mixed-use independent-living, assisted-living and memory care community located within Union City, Indiana consisting of seventy-seven (77) residential units, totaling 54,400 square feet, contained within a single-story structure that was completed in January 2024. Studio and one-bedroom apartments are offered in both affordable LIHTC and market-rate rent formats, along with accepting both private pay and Medicaid-waiver payments for services rendered. Independent-living and assisted-living residents can choose between studio or one-bedroom apartment units while memory care residents live in studio apartments. The assisted-living and memory care units are certified for Indiana’s PathWays for Aging Waiver Program for those residents that spend down their assets or relocate from the assisted living residential units. Heritage of Union City is full-service facility and provides three (3) daily meals in a restaurant-style dining room, snacks, social activities, transportation services, beauty/barber shop, library, fitness room, lounges, courtyard with patios, and community and activity rooms. Certified staff, including licensed nurses, are on duty twenty-four (24) hours each day.

Heritage of Union City Entity Structure and Relationships with Company Affiliates

AHP Union City AL, LLC is a limited liability company organized and existing under the laws of the State of Indiana, whose principal business purpose is the ownership of the Heritage of Union City facility. GHCD purchased an existing forty-eight (48) unit facility for subsequent expansion and improvement to the existing seventy-seven (77) unit facility. The Clearinghouse Community Development Financial Institution (CCDFI) provided GHCD with a $10,112,000 loan to finance the construction activity required to expand the pre-existing facility purchased by GHCD. Vita Investment Holdings, LLC was the Developer for the expansion and finalization of the Heritage of Union City facility. The Heritage of Union City facility is managed by Vita Management, LLC.

Heritage of Union City Capital Structure

AHP Union City AL, LLC was capitalized utilizing debt and direct capital investment in an approximate 67.8% debt to 32.2% direct capital investment ratio. Total aggregate debt utilized for the project including outstanding mortgage funds and loans was $10,112,000. Total capital investment in an aggregate amount of $3,707,000 was provided by GHCD and constitutes a one hundred percent (100%) ownership interest in the Heritage of Union City facility.

Company Affiliates that Received Compensation from Heritage of Union City

The Company affiliate that received compensation directly from the Heritage of Union City project was Vita Investment Holdings, LLC. During the development and construction of Heritage of Union City, Vita Investment Holdings, LLC contracted to receive a total Development Fee in an amount equal to approximately $1,828,125. Vita Investment Holdings, LLC has received approximately $190,754 of the total Development Fee as of January 2025 with the remaining balance of approximately $1,637,371 being deferred and to be paid out of the future cash flows of the facility. Vita Management, LLC, as manager of the Heritage of Union City facility is contracted to receive a Management Fee in an amount equal to five percent (5%) of facility revenues.

Financial Results Summary

The Heritage of Union City project was completed with total construction costs of approximately $13,819,000 which exceeded the project budget of $13,681,000 by approximately $138,000 or 1.00%. Heritage of Union City was completed in approximately January 2024, began the acceptance of applications for new residents thereafter and as the date of this Offering continues to “lease up” available residential units with the occupancy rate being approximately thirty-five percent (35%). The Heritage of Union City, being a new senior-living facility, does not possess reliable financial statements available for reporting or review for 2024 as of the date of this Offering.

Vita of Greenfield, IN

Vita of Greenfield is a full-service, mixed-use campus containing an independent-living residential community and a separate assisted-living and memory care community located in Greenfield, Indiana. The independent-living community consists of one hundred thirty-one (131) one-bedroom apartment units, totaling 143,196 square feet, contained within a single, four-story structure and was completed in November 2024. The one-bedroom residential units and amenities in the independent-living community are offered in both affordable LIHTC and market-rate rent formats, along with accepting both private pay and Medicaid-waiver payments for services rendered. The assisted-living and memory care community consists of one hundred twelve (112) residential units, occupying a total of 98,817 square feet, range in format from studios, either with or without a kitchenette, and one-bedroom apartments contained within a single, four-story structure that was completed in June 2024. The one-bedroom and studio apartments in the assisted-living community are offered in both affordable LIHTC and market-rate rent formats, along with accepting both private pay and Medicaid-waiver payments for services rendered. Of the one hundred twelve (112) total assisted living units, forty (40) are memory care units with all being included under the RCF license. Ninety-four (94) of the one hundred eight (112) assisted living units primarily target low and very low-income elderly, with most residents within the income eligibility level for Indiana’s PathWays for Aging Waiver and the remaining eighteen (18) units being available at the prevailing market rate but are likely to be rented to middle income tenants who may need to convert to Medicaid at some point in the future. The assisted-living and memory care units are certified for Indiana’s PathWays for Aging Waiver Program for those residents that spend down their assets or relocate from the assisted living residential units.

Each Vita of Greenfield community are full-service facilities that provide each of the senior-living residential communities three (3) daily meals in a restaurant-style dining rooms, snacks, social activities, transportation services, beauty/barber shops, library, fitness room, lounges, courtyards, patios, bike racks, walking paths, and community and activity rooms. Certified staff, including licensed nurses, are on duty twenty-four (24) hours a day at each community.

Vita of Greenfield Independent-Living Entity Structure and Relationships with Company Affiliates

Vita of Greenfield IL, LLC is a limited liability company organized and existing under the laws of the State of Indiana, whose principal business purpose is the ownership of the Vita of Greenfield independent-living facility. Vita of Greenfield IL MM, LLC, an Indiana limited liability company, is the Managing Member of Vita of Greenfield IL, LLC with a 0.01% capital ownership interest in the facility. The Managing Member, Vita of Greenfield IL MM, LLC, is owned eighty-five (85%) by Vita Investment Holdings, LLC and fifteen percent (15%) by CRF Affordable Housing, LLC. Vita Investment Holdings, LLC was the Developer for the Vita of Greenfield independent-living facility. The Vita of Greenfield independent-living facility is managed by Vita Management, LLC.

Vita of Greenfield Assisted-Living Entity Structure and Relationships with Company Affiliates

Vita of Greenfield, LLC is a limited liability company organized and existing under the laws of the State of Indiana, whose principal business purpose is the ownership of the Vita of Greenfield assisted-living facility. Vita of Greenfield MM, LLC, an Indiana limited liability company, is the Managing Member of Vita of Greenfield, LLC with a 0.01% capital interest in the Vita of Greenfield, LLC and the NDC Corporate Equity Fund XIX, L.P., an indirect wholly-owned subsidiary of NDC Housing & Economic Development Corporation (“NDC”), was the Investor Member acquiring a 99.99% equity interest in Vita of Greenfield, LLC. The Managing Member, Vita of Greenfield MM, LLC, is owned eighty percent (80%) by Vita Investment Holdings, LLC and twenty percent (20%) by CRF JV Holdings - Greenfield, LLC, an Indiana limited liability company, which is owned one hundred percent (100%) by CRF Affordable Housing, Inc., an Indiana limited liability company that is a Plainfield, Indiana-based, tax-exempt charitable organization. Vita Investment Holdings, LLC was the Developer for the Vita of Greenfield assisted-living facility. The Vita of Greenfield assisted-living facility is managed by Vita Management, LLC.

Vita of Greenfield Independent-Living Capital Structure

Vita of Greenfield IL, LLC was capitalized utilizing both debt in the form of primary purchase mortgage and lines of credit and direct capital investment in an approximate 62.0% debt to 38.0% direct capital investment ratio. Mortgage debt and line of credit facilities in an aggregate amount of approximately $14,277,000 were acquired and secured by the underlying property and improvements. Capital contributions in an aggregate amount of approximately $8,766,841 were made to the Vita of Greenfield IL, LLC by NDC Corporate Equity Fund XX, L.P. and thereafter received 99.99% of the equity ownership in Vita of Greenfield IL, LLC. Vita of Greenfield IL MM, LLC, as managing member, received the remaining 0.01% of equity ownership in the Vita of Greenfield independent-living facility.

Vita of Greenfield Assisted-Living Capital Structure

Vita of Greenfield, LLC was capitalized utilizing both debt in the form of tax-free bonds and direct capital investment in an approximate 75.2% debt to 24.8% direct capital investment ratio. The bonds were fixed-term and fixed-rate instruments issued by the Indiana Housing and Community Development Authority (the “Issuer”) with the proceeds therefrom loaned to Vita of Greenfield, LLC for the purpose of providing funds for the payment and reimbursement of costs of acquiring, constructing and equipping the Vita of Greenfield assisted-living facility. The Issuer offered to institutional investors debt instruments in the amounts of $21,575,000 aggregate Series 2023A Bonds due January 2043 and $1,650,000 Series 2023B Bonds due January 2026 for the project. The Investor Member made capital contributions in an aggregate amount of approximately $7,673,233 to the Vita of Greenfield, LLC under an Operating Agreement, subject to adjustment as provided therein, which included the delivery of a $1,597,469 to fund a Debt Service Reserve Fund, and thereafter received 99.99% of the equity ownership in Vita of Greenfield, LLC. Vita of Greenfield MM, LLC, as managing member received the remaining 0.01% of equity ownership in the Vita of Greenfield assisted-living facility.

Company Affiliates that Received Compensation from Vita of Greenfield

The Company affiliate that received compensation directly from the Vita of Greenfield independent-living project was Vita Investment Holdings, LLC. During the development and construction of Vita of Greenfield independent-living facility, Vita Investment Holdings, LLC contracted to receive a total Development Fee in an amount equal to approximately $3,765,000 for acting as the owner-representative during the design, financing, construction, furnishing, and completion of the Vita of Greenfield independent-living project. Vita Investment Holdings, LLC has received approximately $1,221,161 of the total Development Fee as of January 2025 with the remaining balance of approximately $2,543,839 being deferred and to be paid out of the future cash flows of the facility. An Incentive Management Fee from an Incentive Management Agreement between owner, Vita of Greenfield IL, LLC and the Managing Member for services provided in managing the business of Vita of Greenfield IL, LLC in an amount of approximately $225,000 per year. Vita of Greenfield IL MM, LLC has not begun receiving an Incentive Management Fee as of January 2025 and anticipates initiation of Incentive Management Fees from the facility commencing in 2028.

The Company affiliate that received compensation directly from the Vita of Greenfield assisted-living project was Vita Investment Holdings, LLC. During the development and construction of Vita of Greenfield assisted-living facility, Vita Investment Holdings, LLC contracted to receive a total Development Fee in an amount equal to approximately $4,150,000 for acting as the Vita of Greenfield, LLC’s representative and advisor in all matters relating to the design, financing, construction, equipping, furnishing, testing and completion of the Vita of Greenfield assisted-living project. Vita Investment Holdings, LLC has received approximately $1,037,432 of the total Development Fee as of January 2025 with the remaining balance of approximately $3,112,568 being deferred and to be paid out of the future cash flows of the facility. The Managing Member of Vita of Greenfield, LLC, eighty percent (80%) owned by Vita Investment Holdings, LLC, shall further receive an Incentive Management Fee from an Incentive Management Agreement between the Vita of Greenfield, LLC and the Managing Member for services provided in managing the business of the Vita of Greenfield, LLC. The Incentive Management Fee is identified as being equal to ninety percent (90%) of all cash flow after the payments of expenses, debt service, reserve deposits, deferred developer fees and debt service on any developer loans to the Vita of Greenfield facility and limited to an amount not to exceed ten percent (10%) of the facility’s gross income. Vita of Greenfield MM, LLC has not begun receiving an Incentive Management Fee as of January 2025 and anticipates initiation of Incentive Management Fees from the facility commencing in 2028.

Financial Results Summary

The Vita of Greenfield independent-living facility project was completed with total construction costs of approximately $23,044,000 which exceeded the project budget of $22,601,000 by approximately $443,000 or 1.92%. Vita of Greenfield independent-living facility was completed in approximately December 2024, began the acceptance of applications for new residents thereafter in January and as the date of this Offering continues to “lease up” available residential units with the occupancy rate being approximately ten percent (10%). The Vita of Greenfield independent-living facility, being a new senior-living facility, does not possess reliable financial statements available for reporting or review for 2024 as of the date of this Offering.

The Vita of Greenfield assisted-living facility project was completed with total construction costs of approximately $30,898,000 which exceeded the project budget of $30,434,000 by approximately $464,000 or 1.50%. Vita of Greenfield assisted-living facility was completed in approximately June 2024, began the acceptance of applications for new residents thereafter and as the date of this Offering continues to “lease up” available residential units with the occupancy rate being approximately twenty percent (20%). The Vita of Greenfield assisted-living facility, being a new senior-living facility, does not possess reliable financial statements available for reporting or review for 2024 as of the date of this Offering.

Vita of New Whiteland, IN

Vita of New Whiteland is a full-service, mixed-use campus containing an independent-living residential community and a separate assisted-living and memory care community located in New Whiteland, Indiana. The independent living community structure consists of one hundred thirty-one (131) residential units, totaling 143,196 square feet, in a variety of living area sizes presented in either a one-bedroom or two-bedroom apartment format, all contained within a single, four (4) story structure that was completed in September 2024. The residential units and amenities in the independent-living community are offered in both affordable LIHTC and market-rate rent formats, along with accepting both private pay and Medicaid-waiver payments for services rendered. The assisted-living and memory care community consists of one hundred twelve (112) residential units, occupying 98,817 square feet, ranging in format and size from studios, either with or without a kitchenette, and one-bedroom apartments contained within a single four (4) story structure completed in May 2024. The one-bedroom and studio apartments are offered in both affordable LIHTC and market-rate rent formats, along with accepting both private pay and Medicaid-waiver payments for services rendered. Of the one hundred twelve (112) total assisted living units, forty (40) are memory care units with all being included under the RCF license. One hundred two (102) of the one hundred twelve (112) assisted living units primarily target low and very low-income elderly, with most residents within the income eligibility level for Indiana’s PathWays for Aging Waiver and the remaining ten (10) units being available at the prevailing market rate but are likely to be rented to middle income tenants who may need to convert to Medicaid at some point in the future. The assisted-living and memory care units are certified for Indiana’s PathWays for Aging Waiver Program for those residents that spend down their assets or relocate from the assisted living residential units.

Each Vita of New Whiteland community is a full-service facility and provides three (3) daily meals in restaurant-style dining rooms, snacks, social activities, transportation services, beauty/barber shop, library, fitness centers, multiple lounges, pickleball and bocce courts, courtyards, patios, bike racks, walking paths, dog park, and community and activity rooms. Certified staff, including licensed nurses, are on duty twenty-four (24) hours a day at each community.

Vita of New Whiteland Independent-Living Entity Structure and Relationships with Company Affiliates

Vita of New Whiteland IL, LLC is a limited liability company organized and existing under the laws of the State of Indiana, whose principal business purpose is the ownership of the Vita of New Whiteland independent-living facility. Vita of New Whiteland IL MM, LLC, an Indiana limited liability company, is the Managing Member of Vita of New Whiteland IL, LLC with a 0.01% capital interest in the facility. The remaining 99.99% equity ownership interest in Vita of New Whiteland IL, LLC is owned by AHP Housing Fund 337, LLC. The Managing Member, Vita of New Whiteland IL MM, is owned eighty percent (80%) by Vita Investment Holdings, LLC and twenty percent (20%) by CRF Affordable Housing, LLC. Vita Investment Holdings, LLC was the Developer for the Vita of New Whiteland independent-living facility. The Vita of New Whiteland independent-living facility is managed by an independent third-party, Comfort Health Management, LLC.

Vita of New Whiteland Assisted-Living Entity Structure and Relationships with Company Affiliates

Vita of New Whiteland, LLC is a limited liability company organized and existing under the laws of the State of Indiana, whose principal business purpose is the ownership of the Vita of New Whiteland assisted-living facility. Vita of New Whiteland MM, LLC, an Indiana limited liability company, is the Managing Member of Vita of New Whiteland, LLC with a 0.01% equity ownership interest in Vita of New Whiteland, LLC and AHP Housing Fund 333, LLC, managed by Affordable Housing Partners, Inc. a wholly-owned subsidiary of Berkshire Hathaway Inc., was the Investor Member acquiring a 99.99% equity ownership interest in Vita of New Whiteland, LLC. The Managing Member, Vita of New Whiteland MM, LLC, is owned sixty-five percent (65%) by Vita Investment Holdings, LLC and thirty-five percent (35%) by CRF JV Holdings - New Whiteland, LLC, an Indiana limited liability company, which is owned one hundred percent (100%) by CRF Affordable Housing, Inc., an Indiana limited liability company that is a Plainfield, Indiana-based, tax-exempt charitable organization. Vita Investment Holdings, LLC was the Developer for the Vita of New Whiteland assisted-living facility. The Vita of New Whiteland assisted-living facility is managed by an independent third-party, Comfort Health Management, LLC.

Vita of New Whiteland Independent-Living Capital Structure

Vita of New Whiteland IL, LLC was capitalized utilizing both debt in the form of a primary purchase mortgage and lines of credit and direct capital investment in an approximate 66.3% debt to 33.7% direct capital investment ratio. Mortgage debt and line of credit facilities in an aggregate amount of approximately $17,242,369 were acquired and secured by the underlying property and improvements. Capital contributions in an aggregate amount of approximately $6,286,723 were made to Vita of New Whiteland IL, LLC by AHP Housing Fund 337, LLC and thereafter received 99.99% of the equity ownership in Vita of New Whiteland IL, LLC. Vita of New Whiteland IL MM, LLC, as managing member received the remaining 0.01% of equity ownership in the Vita of New Whiteland independent-living facility.

Vita of New Whiteland Assisted-Living Capital Structure

Vita of New Whiteland, LLC was capitalized utilizing both debt in the form of tax-free bonds and direct capital investment in an approximate 73.3% debt to 26.7% direct capital investment ratio. The bonds were fixed-term and fixed-rate instruments issued by the Indiana Housing and Community Development Authority (the “Issuer”) with the proceeds therefrom loaned to Vita of New Whiteland, LLC for the purpose of providing funds for the payment and reimbursement of costs of acquiring, constructing and equipping the Vita of New Whiteland assisted-living facility. The Issuer offered to institutional investors debt instruments in the amounts of $21,405,000 aggregate Series 2022 Bonds due January 2043 for the project. The Investor Member made capital contributions in an aggregate amount of approximately $7,779,190 to the Vita of New Whiteland, LLC under an Operating Agreement, subject to adjustment as provided therein, which included the delivery of a $1,561,612 surety bond to fund a Debt Service Reserve Fund, and thereafter received 99.99% of the equity ownership in Vita of New Whiteland, LLC. Vita of New Whiteland MM, LLC, as managing member received the remaining 0.01% of equity ownership in the Vita of New Whiteland assisted-living facility.

Company Affiliates that Received Compensation from Vita of New Whiteland

The Company affiliate that received compensation directly from the Vita of New Whiteland independent-living project was Vita Investment Holdings, LLC. During the development and construction of Vita of New Whiteland independent-living facility, Vita Investment Holdings, LLC contracted to receive a total Development Fee in an amount equal to approximately $3,650,000 for acting as the owner-representative during the design, financing, construction, furnishing, and completion of the Vita of New Whiteland independent-living project. Vita Investment Holdings, LLC has received approximately $800,000 of the total Development Fee as of January 2025 with the remaining balance of approximately $2,850,000 being deferred and to be paid out of the future cash flows of the facility. Vita Investment Holdings, LLC is contracted to receive an Incentive Management Fee through an Incentive Management Agreement between the Vita of New Whiteland IL, LLC and the Managing Member for services provided in managing the business of the Vita of New Whiteland IL, LLC in an amount of approximately $250,000 per year. Vita of New Whiteland IL MM, LLC has not begun receiving an Incentive Management Fee as of January 2025 and anticipates initiation of Incentive Management Fees from the facility commencing in 2028.

The Company affiliate that received compensation directly from the Vita of New Whiteland assisted-living project was Vita Investment Holdings, LLC. During the development and construction of Vita of New Whiteland assisted-living facility, Vita Investment Holdings, LLC contracted to receive a total Development Fee in an amount equal to approximately $3,975,000 for acting as the Vita of New Whiteland, LLC’s representative and advisor in all matters relating to the design, financing, construction, equipping, furnishing, testing and completion of the Vita of New Whiteland assisted-living project. Vita Investment Holdings, LLC has received approximately $1,219,360 of the total Development Fee as of January 2025 with the remaining balance of approximately $2,755,640 being deferred and to be paid out of the future cash flows of the facility. The Managing Member of Vita of New Whiteland, LLC, eighty percent (80%) owned by Vita Investment Holdings, LLC, is contracted to receive an Incentive Management Fee through an Incentive Management Agreement between the Vita of New Whiteland, LLC and the Managing Member for services provided in managing the business of the Vita of New Whiteland, LLC in an amount not to exceed $600,000 per year. Vita of New Whiteland MM, LLC has not begun receiving an Incentive Management Fee as of January 2025 and anticipates initiation of Incentive Management Fees from the facility commencing in 2028.

Financial Results Summary

The Vita of New Whiteland independent-living facility project was completed with total construction costs of approximately $26,018,000 which exceeded the project budget of $25,056,000 by approximately $962,000 or 3.84%. Vita of New Whiteland independent-living facility was completed in approximately September 2024, began the acceptance of applications for new residents thereafter and as the date of this Offering continues to “lease up” available residential units with the occupancy rate being approximately forty percent (40%). The Vita of New Whiteland independent-living facility, being a new senior-living facility, does not possess reliable financial statements available for reporting or review for 2024 as of the date of this Offering.

The Vita of New Whiteland assisted-living facility project was completed with total construction costs of approximately $31,939,000 which equaled the project budget and provided neither a funding surplus nor deficit for the project. Vita of New Whiteland assisted-living facility was completed in approximately May 2024, began the acceptance of applications for new residents thereafter and as the date of this Offering continues to “lease up” available residential units with the occupancy rate being approximately sixty-five percent (65%). The Vita of New Whiteland assisted-living facility, being a new senior-living facility, does not possess reliable financial statements available for reporting or review for 2024 as of the date of this Offering.

AFR Indiana

AFR Indiana is a multi-family residential campus consisting of one hundred sixty-eight (168) units, totaling 244,508 square feet, located in Arcadia, Indiana; Fowler, Indiana and Rensselaer, Indiana; and completed in August 2024. The residential units included one-bedroom, two-bedroom and three-bedroom units contained within multiple single and two-story structures. The apartment units are offered as affordable rental housing in the State of Indiana utilizing Low Income Housing Tax Credits and developed utilizing Rental Housing Tax Credits (“RHTC”) and multifamily tax-exempt bonds. Amenities include computer center, fitness center, meeting lounges and outdoor recreational facilities.

AFR Indiana Entity Structure and Relationships with Company Affiliates

AFR Indiana, LLC is a limited liability company organized and existing under the laws of the State of Indiana, whose principal business purpose is the ownership and operation of the AFR Indiana multi-family residential facility. AFR Indiana MM, LLC, an Indiana limited liability company, is the Managing Member of AFR Indiana, LLC with a 0.01% capital ownership interest in the project. The remaining equity ownership interest of 99.99% in AFR Indiana, LLC is owned by Cinnaire Fund for Housing Limited Partnership 39 (“Cinnaire Fund 39”). The Managing Member, AFR Indiana MM, LLC is owned one hundred percent (100%) by GHCD. Vita Investment Holdings, LLC was the Developer for the AFR Indiana multi-family residential facility and the property is managed by an independent third-party, Tapestry Management, LLC.

AFR Indiana Capital Structure

AFR Indiana, LLC was capitalized utilizing both debt in the form of primary purchase mortgage and lines of credit and direct capital investment in an approximate 61.7% debt to 38.3% direct capital investment ratio. Mortgage debt and line of credit facilities in an aggregate amount of approximately $17,097,570 were acquired and secured by the underlying property and improvements. Capital contributions in an aggregate amount of approximately $8,059,974 were made by Cinnaire Fund 39 to AFR Indiana in exchange for 99.99% equity ownership in AFR Indiana, LLC and AFR Indiana property. AFR Indiana MM, LLC, as managing member received the remaining 0.01% of equity ownership in the AFR Indiana property and operating entity.

Company Affiliates that Received Compensation from AFR Indiana

The Company affiliate that received compensation directly from the AFR Indiana project was Vita Investment Holdings, LLC. During the development and construction of the AFR Indiana improvements, Vita Investment Holdings, LLC contracted to receive a total Development Fee in an amount equal to approximately $3,842,000 for acting as the owner-representative during the design, financing, construction and completion of the AFR Indiana project. Vita Investment Holdings, LLC has received approximately $1,289,000 of the total Development Fee as of January 2025 with the remaining balance of approximately $2,553,00 being deferred and to be paid out of the future cash-flows of the facility.

Financial Results Summary

The AFR Indiana multi-family project was completed with total construction costs of approximately $26,853,000 which was below the project budget of $28,267,000 by approximately $1,414,000 constituting a budget surplus of 5.00%. The AFR Indiana multi-family residential complex project was completed in approximately August 2024 and as the date of this Offering continues to “lease up” available residential units as a low-income housing project with the occupancy rate being approximately ninety percent (90%). The AFR Indiana project, being a multi-family residential project recently completed, does not possess reliable financial statements available for reporting or review for 2024 as of the date of this Offering.

PART F/S

Independent Auditor’s Report

To the Manager of

SPARK FUND ONE, LLC

Opinion

We have audited the accompanying financial statements of SPARK FUND ONE, LLC (the “Company”), which comprise the balance sheet as of December 31, 2024, and the related statements of operations, changes in member’s deficit, and cash flow for the period from September 17, 2024 (inception) to December 31, 2024 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the related statements of operations, changes in member’s deficit, and cash flow for the period from September 17, 2024 (inception) to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events considered in the aggregate that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C the financial statements include no assets and negative equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Coral Springs, Florida

December 5, 2025

Spark Fund One, LLC Balance Sheet As of December 31, 2024

ASSETS
Current Assets
Cash	$95
Total Current Assets	95

TOTAL ASSETS	$95

LIABILITIES AND MEMBER’S DEFICIT

Current Liabilities
Due from related party	$75,676
Total Current Liabilities	75,676

TOTAL LIABILITIES	75,676

Members’ Deficit
Class A Units, 75,000,000 authorized, and 0 issued and outstanding as of December 31, 2024	-

Class B Units, 20,000,000 authorized, and 20,000,000 issued and outstanding as of December 31, 2024	-
Net Loss	(75.581)

TOTAL MEMBERS’ DEFICIT	(75,581)

TOTAL LIABILITIES AND
MEMBERS’ DEFICIT	$95

The accompanying notes are an integral part of this financial statement.

Spark Fund One, LLC Statement of Operations For the period from September 17, 2024 to December 31, 2024

REVENUE
Total Revenue	$-

EXPENSES
Total operating expenses	$75,581

LOSS FROM OPERATIONS	(75,581)

OTHER INCOME (EXPENSES)	-

NET LOSS	$(75,581)

The accompanying notes are an integral part of this financial statement.

Spark Fund One, LLC Statement of Cash Flows For the period from September 17, 2024 to December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Income (Loss)	$(75,581)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Net cash used by operating activities	$(75,581)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	$-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party	$75,676

Net cash provided by financing activities	$75,676

NET INCREASE IN CASH	$95

Cash at beginning of period	$-
Cash at end of period	$95

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during period for interest	-
Cash paid during period for income taxes	$-

The accompanying notes are an integral part of this financial statement.

Spark Fund One, LLC Statement of Members’ Deficit For the period from September 17, 2024 to December 31, 2024

	Class A Units	Class A Units $0 Par Value	Class B Units	Class B Units $0 Par Value	Total Members' Deficit
September 17, 2024	-	$-	-	$-	$-

Issuance of Class B Founders Units	-	-	20,000,000	-	-

Net income (loss)	-	-	-	-	(75,581)

December 31, 2024	-	$-	20,000,000	$-	$(75,581)

The accompanying notes are an integral part of this financial statement.

Spark Fund One, LLC

Notes to Financial Statements

December 31, 2024

Note A – Nature of Business and Organization

Nature of Operations

Spark Fund One, LLC was organized as a Wyoming Limited Liability Company on September 17, 2024 to to invest in commercial real estate, including but not limited to senior living, multi-family, and industrial.

Note B – Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Financial Instruments

The Company's financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Revenue Recognition

The Company recognizes revenue from cashflows created by commercial real estate investments. No revenue was recorded for the period ending December 31, 2024.

Income Taxes

Spark Fund One, LLC with the consent of its members, has elected to be taxed as a partnership. In lieu of income taxes, the members of partnerships are taxed on their proportionate share of the Company’s taxable income, Therefore, no provision or liability for income taxes has been included in the financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Recently Issued Accounting Standards

In November 2023, the FASB issued Accounting Standards Update 2023-07, “Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures.” The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit and loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASC 2023-07 for the annual period ending December 31, 2024.

The Company’s Chief Executive Officer services as the CODM and evaluates the financial performance of the business and makes resource allocation decisions on a consolidated basis. As a result, the Company operates as a single reportable segment under ASC 280, Segment Reporting, defined by the CODM as Consumer Goods. The Company’s operations include marketing, professional fees as well as procurement expenses, all of which are managed centrally. The CODM assesses financial performance based on revenue, operating profit, and key operating expenses.

Note C – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note D – Member’s Capital

Contributions

In accordance with Spark Fund One, LLC, if the Manager of the Company determines that additional funds are required by the Company to meet the Company's operating expenses, the members of the Company have the right, but not the obligation to contribute the additional funds. The additional funds may be provided in the form of member loans, additional capital contributions, or a combination of both to the Company; as determined by the Manager in their sole and absolute discretion.

As of December 31, 2024, Spark Fund One, LLC has authorized Class A Units of 75,000,000 and 0 issued and outstanding, Class B Units of 20,000,000 and 20,000,000 issued and outstanding. The 20,000,000 Class B Units issued represent founders units and $0 were contributed for these units. Spark Fund One, LLC received a total of $0 in member contributions during the period December 31, 2024.

Voting Rights

Class A Members have waived their right to vote on any Company matter other than those Company matters expressly set forth within the Operating Agreement. Each Class A Unit shall be entitled to one (1) vote per Class A Unit on each Company matter to which the Class A Member is entitled to vote. Each Class B Unit shall be entitled to one (1) vote per Class B Unit on each Company matter to which the Class B Member is entitled to vote on in accordance with the Operating Agreement.

Profit and Loss Allocation

Allocations of net profits and losses, as determined for each taxable year of the Company, shall be allocated among the members pro rata in proportion to their ownership of the membership interest, as outlined in the Operating Agreement.

Distributions

Net Distributable Proceeds, as defined in the Operating Agreement, shall be determined at such times and in such amounts by the Manager. Members shall receive distributions at the same time without preference or priority of any single member, and distributed to the members after certain priority payments have been made, as outlined in the Operating Agreement.

Note E - Subsequent Events

Management has evaluated subsequent events through December 5, 2025, the date the financial statements were available to be issued.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

Spark Fund One, LLC Balance Sheet For the period January 1, 2025 to June 30, 2025 (unaudited) and the year ending December 31, 2024 (audited)

	January 1 to June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$1,362	$95
Total Current Assets	1,362	95

TOTAL ASSETS	$1,362	$95

LIABILITIES AND MEMBER’S DEFICIT

Current Liabilities
Accounts Payable	$5,198	$-
Due to related party	139,676	75,676
Total Current Liabilities	144,874	75,676

TOTAL LIABILITIES	$144,874	$75,676

Members’ Deficit
Class A Units, 75,000,000 authorized, and 0 issued and outstanding as of June 30, 2025	-	-
Class B Units, 20,000,000 authorized, and 20,000,000 issued and outstanding as of June 30, 2025	-	-
Retained Earnings	$(75,581)	$-
Net Loss	(67,931)	(75,581)

TOTAL MEMBERS’ DEFICIT	(143,512)	$(75,581)

TOTAL LIABILITIES AND
MEMBERS’ DEFICIT	$1,362	$95

The accompanying notes are an integral part of this financial statement.

Spark Fund One, LLC Statement of Operations/Comprehensive Income (unaudited) For the period from January 1, 2025 to June 30, 2025

REVENUE
Total Revenue	$-

EXPENSES
Total operating expenses	$67,931

LOSS FROM OPERATIONS	(67,931)

OTHER INCOME (EXPENSES)	-

NET LOSS	$(67,931)

The accompanying notes are an integral part of this financial statement.

Spark Fund One, LLC Statement of Cash Flows (unaudited) For the period from January 1, 2025 to June 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Income (Loss)	$(67,931)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Increase in Accounts Payable	5,198

Net cash used by operating activities	$(62,733)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	$-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party	$64,000

Net cash provided by financing activities	$64,000

NET INCREASE IN CASH	$1,267

Cash at beginning of period	$95
Cash at end of period	$1,362

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during period for interest	-
Cash paid during period for income taxes	$-

The accompanying notes are an integral part of this financial statement.

Spark Fund One, LLC Statement of Members’ Deficit (unaudited) For the period from January 1, 2025 to June 30, 2025

	Class A Units	Class A Units $0 Par Value	Class B Units	Class B Units $0 Par Value	Total Members' Deficit
December 31, 2024	-	$-	20,000,000	$-	$(75,581)

June 30, 2025 Net income (loss)	-	-	-	-	(67,931)

June 30, 2025	-	$-	20,000,000	$-	$(143,512)

The accompanying notes are an integral part of this financial statement.

Spark Fund One, LLC

Notes to Unaudited Interim Financial Statements

For period ending June 30, 2025

Note A – Nature of Business and Organization

Nature of Operations

Spark Fund One, LLC was organized as a Wyoming Limited Liability Company on September 17, 2024 to to invest in commercial real estate, including but not limited to senior living, multi-family, and industrial.

Note B – Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Financial Instruments

The Company's financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Revenue Recognition

The Company recognizes revenue from cashflows created by commercial real estate investments. No revenue was recorded for the period beginning September 17, 2024 and ending June 30, 2025.

Income Taxes

Spark Fund One, LLC with the consent of its members, has elected to be taxed as a partnership. In lieu of income taxes, the members of partnerships are taxed on their proportionate share of the Company’s taxable income, Therefore, no provision or liability for income taxes has been included in the financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Note C – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note D – Member’s Capital

Contributions

In accordance with the Spark Fund One, LLC Operating Agreement, if the Manager of the Company determines that additional funds are required by the Company to meet the Company's operating expenses, the members of the Company have the right, but not the obligation to contribute the additional funds. The additional funds may be provided in the form of member loans, additional capital contributions, or a combination of both to the Company; as determined by the Manager in their sole and absolute discretion.

As of June 30, 2025, Spark Fund One, LLC has authorized Class A Units of 75,000,000 and 0 are issued and outstanding, and Class B Units of 20,000,000 and 20,000,000 are issued and outstanding. The 20,000,000 Class B Units issued represent founders units and $0 were contributed for these units. Spark Fund One, LLC received a total of $0 in member contributions during the period ending June 30, 2025.

Voting Rights

Class A Members have waived their right to vote on any Company matter other than those Company matters expressly set forth within the Operating Agreement. Each Class A Unit shall be entitled to one (1) vote per Class A Unit on each Company matter to which the Class A Member is entitled to vote. Each Class B Unit shall be entitled to one (1) vote per Class B Unit on each Company matter to which the Class B Member is entitled to vote on in accordance with the Operating Agreement.

Profit and Loss Allocation

Allocations of net profits and losses, as determined for each taxable year of the Company, shall be allocated among the members pro rata in proportion to their ownership of the membership interest, as outlined in the Operating Agreement.

Distributions/Dividends

Net Distributable Proceeds, as defined in the Operating Agreement, shall be determined at such times and in such amounts by the Manager. Members shall receive distributions at the same time without preference or priority of any single member, and distributed to the members after certain priority payments have been made, as outlined in the Operating Agreement. No Net Distributable Proceeds were disbursed to any class of Member during the period September 17, 2024 through June 30, 2025.

Note E - Subsequent Events

Management has determined that there are no material subsequent events to report after the date the interim financial statements were available to be issued.

Note F - Management Adjustments

Management has evaluated the Statement of Operations/Comprehensive Income and in the opinion of the Management, all necessary adjustments were included within the interim financial statements in order to make the interim financial statements not misleading.

EXHIBIT INDEX

Exhibit 2 (1): Articles of Organization for Spark Fund One, LLC

Exhibit 2b: Application for Registration of Trade Name

Exhibit 3 (1): Operating Agreement for Spark Fund One, LLC

Exhibit 4: Form of Subscription Agreement

Exhibit 8: Form of Escrow Agreement

Exhibit 11: Independent Auditor’s Consent

Exhibit 12: Attorney Letter Certifying Legality

1) Incorporated by reference from Issuer’s Offering Statement on Form 1A/A filed with the Securities and Exchange Commission on March 17, 2025 and qualified on March 24, 2025.

SIGNATURE PAGE

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-POS and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Noblesville, Indiana on February 10, 2026.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

Spark Fund One, LLC

350 Westfield Road, Suite 400

Noblesville, Indiana 46060

By: Vita Asset Management, LLC Manager

 /s/Paul Ezekiel Turner

Name: Paul Ezekiel Turner

Title: Chief Executive Officer

Date: February 10, 2026

Location signed: Noblesville, Indiana

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

 /s/Paul Ezekiel Turner

Paul Ezekiel Turner, Chief Executive Officer of the Manager of the Company

Date: February 10, 2026

Location Signed: Noblesville, Indiana

 /s/ Kyle McDonald

Kyle McDonald, Chief Financial Officer of the Manager and Principal Accounting Officer of the Company

Date: February 10, 2026

Location Signed: Noblesville, Indiana